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TABLE OF CONTENTS1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

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CUBIC

# 2020 Notice of Annual Meeting of Shareholders and Proxy Statement

TECHNOLOGY-DRIVEN

MARKET-LEADING

Mission

Cubic is a technology-driven, market-leading global provider of innovative, mission-critical solutions that reduce congestion and increase operational effectiveness and readiness through superior situational understanding.

Purpose

Our teams innovate to make a positive difference in people's lives.

For more information about Cubic, please visit www.cubic.com or on Twitter @CubicCorp .

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

Dear Fellow Shareholders,

Fiscal 2019 was a successful year for Cubic, with new financial records and excellent progress on our strategic priorities. Over the last few years, we have transformed Cubic through investments to drive long-term growth, accelerate innovation, improve our cost structure and facilitate better collaboration across the enterprise. Our 2019 financial results, including Sales of $1,496 million, up 24% year-on-year, were in line with our annual guidance provided to investors and reflect our team's strong focus on meeting our commitments. We continue to execute our technology-driven, market-leading strategy propelled by significant backlog, franchise wins, strategic partnerships and transformational acquisitions.

While growing the Company to record levels and winning new business, we continued to make progress on our human resources initiatives to support and develop our talented employees. We are focused on developing a highly engaged, "all-in" culture and we measure this through quarterly employee surveys. Starting in fiscal 2020, our annual performance goals for leaders across the Company specify that we will hold ourselves accountable for performing in the top quartile for employee engagement. Additionally, we are launching several initiatives focused on fostering inclusive and diverse environments to strengthen our culture.

In June 2019, we shared the news of the unexpected passing of long-time Board member Edwin Guiles. Ed was not only an exceptional leader, but also a great friend and mentor. He will be deeply missed. Shortly after Ed's passing, the Board appointed David Melcher as Lead Independent Director. Dave has exemplary leadership skills and I am confident he will continue to help steer Cubic toward further success.

In fiscal 2020, we have continued our active Board refreshment with two new directors: Denise Devine, a financial leader and innovator with a breadth of experience developing and commercializing technology platforms, and Carolyn Flowers, a seasoned executive and thought leader in the transportation industry. I look forward to their leadership as we continue to develop innovative technologies, guided by our key priority of Winning the Customer. We are grateful to John Warner who will retire from the Board at the 2020 Annual Meeting after more than a decade of dedicated service.

2020 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend Cubic Corporation's 2020 Annual Meeting of Shareholders, which will be held at our headquarters located at 9333 Balboa Avenue, San Diego, California 92123, on February 17, 2020, at 11:00 a.m. Pacific Time. For more information, please review this proxy statement and the enclosed 2019 annual report.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to read the proxy statement carefully and to vote by telephone or Internet, or by signing and returning the enclosed proxy.

On behalf of the Board of Directors, thank you for your continued support of Cubic Corporation.

Sincerely,

Bradley H. Feldmann Chairman, President and Chief Executive Officer
January 17, 2020

CAST YOUR VOTE RIGHT AWAY

  Your vote is very important. New York Stock Exchange ("NYSE") rules state that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters. Please cast your vote on all of the proposals listed below to ensure that your shares are represented.

NOTICE OF 2020 ANNUAL MEETING

When		February 17, 2020 11:00 a.m. Pacific Time

Where		Cubic Headquarters 9333 Balboa Avenue San Diego, California 92123

Election of nine directors to hold office for a one-year term:
	Proposal 1	• Prithviraj Banerjee • Bruce G. Blakley • Maureen Breakiron-Evans • Denise L. Devine • Bradley H. Feldmann	• Carolyn A. Flowers • Janice M. Hamby • David F. Melcher • Steven J. Norris

Items of Business	Proposal 2	Advisory vote on named executive officer compensation

	Proposal 3	Ratification of independent registered public accounting firm

Transact any other business that may properly come before the meeting

Attending the Annual Meeting		All shareholders are invited to attend. You must provide photo identification and appropriate proof of ownership.

Who Can Vote		Only shareholders of record at the close of business on December 19, 2019 will be entitled to vote at the meeting. The transfer books will not be closed.

Date of Mailing		On or about January 17, 2020

We direct your attention to the accompanying proxy statement. Whether or not you plan to attend the meeting in person, you are urged to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

San Diego, California January 17, 2020	By Order of the Board of Directors,
Hilary L. Hageman Corporate Secretary

1	PROXY SUMMARY
1	2020 Annual Meeting of Shareholders
1	Proposals and Voting Recommendations
2	Proposal 1 Election of Directors
4	Director Skills and Qualifications
5	Corporate Governance Highlights
5	Shareholder Engagement
6	Proposal 2 Advisory Vote on Named Executive Officer Compensation
8	Proposal 3 Ratification of Independent Registered Public Accounting Firm

9	PROXY STATEMENT
9	Outstanding Shares and Voting Rights

10	PROPOSAL 1 ELECTION OF DIRECTORS
10	The Board of Directors
18	Board Committees

27	PROPOSAL 2 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

28	NAMED EXECUTIVE OFFICERS

29	COMPENSATION DISCUSSION AND ANALYSIS
29	Section 1: Overview of Performance and Compensation Highlights
34	Section 2: Key Objectives and Setting Executive Compensation

38	Section 3: Fiscal Year 2019 Executive Compensation Decisions
50	Section 4: Other Compensation Matters and Benefit Programs

53	EXECUTIVE COMPENSATION TABLES

66	OWNERSHIP OF COMMON STOCK

67	CERTAIN TRANSACTIONS AND RELATIONSHIPS
67	Related Persons

67	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

68	PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

69	DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

69	EXECUTIVE OFFICERS

71	ANNUAL REPORT

71	SHAREHOLDERS SHARING THE SAME ADDRESS

72	OTHER MATTERS

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2020 Annual Meeting of Shareholders

Proposals and Voting Recommendations

Proposal		Board Recommendation		Page
1	Election of nine directors to hold office for a one-year term	✓	FOR each nominee	10

2	Advisory vote on named executive officer compensation	✓	FOR	27

3	Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2020	✓	FOR	68

    2020 Notice and Proxy Statement / 1

PROXY SUMMARY

Proposal 1 Election of Directors

Director Nominees

Name	Age	Director Since	Independent	Principal Occupation	Committee Memberships	Other Current Public Company Boards	Other Current Directorships

Bradley H. Feldmann	58	2014 Chairman	No	President and CEO of Cubic	• Classified Business Oversight (Financial Expert)		• Aerospace Industries Association • National Defense Industrial Association • UrbanLife

Prithviraj Banerjee	59	2018	Yes	Chief Technology Officer, ANSYS Corporation	• Executive Compensation • Technology Strategy (Chair)		• Software Motor Corporation

Bruce G. Blakley	74	2008	Yes	Retired Managing Partner, Coopers & Lybrand (now PricewaterhouseCoopers) and faculty member at University of California, San Diego	• Audit and Compliance (Chair and Financial Expert) • Nominating, Governance, Ethics and Corporate Responsibility[1]		• Hunter Industries

Maureen Breakiron-Evans	65	2017	Yes	Former CFO, Towers Perrin	• Audit and Compliance (Financial Expert) • Technology Strategy	• Ally Financial, Inc. • Cognizant Technology Solutions Corp.	• Stetson University

Denise L. Devine	64	2019	Yes	Founder and CEO of FNB Holdings, LLC and Co-Founder, CAO and CFO of RTM Vital Signs, LLC	• Audit and Compliance (Financial Expert) • Technology Strategy	• AgroFresh Solutions, Inc. • Fulton Financial Corporation	• AUS, Inc. • Ben Franklin Technology Partners of Southeastern Pennsylvania

Carolyn A. Flowers	70	2019	Yes	Managing Principal, InfraStrategies LLC	• Executive Compensation • Technology Strategy		• American Public Transportation Association • Women's Transportation Seminar • Eno Foundation

Janice M. Hamby	61	2015	Yes	Retired Rear Admiral, U.S. Navy; former Chancellor, College of Information and Cyberspace, National Defense University and President, and Co-Owner of Fair Winds Farm LLC; Doctor of Management	• Classified Business Oversight (Chair) • Nominating, Governance, Ethics and Corporate Responsibility • Executive Compensation		• American Armed Forces Mutual Aid

David F. Melcher	65	2018 Lead Independent Director (As of July 2019)	Yes	Former President and CEO of Exelis Inc., Former President and CEO of the Aerospace Industries Association, and retired Lieutenant General, U.S. Army	• Classified Business Oversight (Financial Expert) • Executive Compensation (Chair) • Nominating, Governance, Ethics and Corporate Responsibility	• Becton Dickinson & Company	• Uniformed Services Automobile Association

Steven J. Norris	74	2014	Yes	Partner, Norris McDonough LLP; Chair, Soho Estates; President, ITS UK; and former Member of Parliament	• Audit and Compliance • Nominating, Governance, Ethics and Corporate Responsibility (Chair)	• Driver Group (Chair)	• Optare PLC • This Land Ltd.

(1)
Effective November 21, 2019, the Ethics and Corporate Responsibility and Nominating and Corporate Governance Committees were combined into one new committee: Nominating, Governance, Ethics and Corporate Responsibility Committee.

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PROXY SUMMARY

Director Diversity

Our Board nominees represent a diverse mix of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board, well-positioned to effectively oversee our strategy. We have a balance of new and tenured directors, reflecting our commitment to proactive Board refreshment.

AGE OF DIRECTOR NOMINEES

AVERAGE AGE 66 YEARS

MEDIAN AGE 65 YEARS

50 - 59 YRS	60 - 69 YRS	70+ YRS
● ●	● ● ● ●	● ● ●

TENURE OF DIRECTOR NOMINEES

AVERAGE TENURE 4 YEARS

MEDIAN TENURE 2 YEARS

0 - 9 YRS	10 - 19 YRS	20+ YRS
● ● ● ● ● ● ● ●	●	

BOARD INDEPENDENCE

1
8

Non-independent (our CEO)

Independent

89% INDEPENDENT

NON INDEPENDENT	INDEPENDENT
●	● ● ● ● ● ● ● ●

GENDER

4
5

Women

Men

44% WOMEN

MEN	WOMEN
● ● ● ● ●	● ● ● ●

    2020 Notice and Proxy Statement / 3

PROXY SUMMARY

Director Skills and Qualifications

The table below summarizes some of the key experience and skills of our director nominees. This summary is not intended to be an exhaustive list of each of our director nominee's skills or contributions to the Board.

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PROXY SUMMARY

Shareholder Engagement

We actively engage with our shareholders on a year-round basis to discuss Cubic's strategy, financial performance and key business developments. We participate in numerous investor conferences, hold our own shareholder engagement events and meet one-on-one with current and prospective shareholders in a variety of forums.

After our annual shareholder meeting, the Board reviews the voting results and any shareholder feedback. We implement a governance-focused outreach plan designed to solicit our shareholders' input on matters such as corporate governance, executive compensation and corporate social responsibility. We extend meeting invitations to our largest shareholders in late summer and early fall. Our engagement team includes our Chairman and Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President of Investor Relations, and may include our Lead Independent Director and other Board members and executives as appropriate. The Board reviews the shareholder feedback from these discussions and implements changes, if appropriate. The engagement team may also conduct outreach ahead of the annual shareholder meeting to discuss matters to be voted on at our upcoming Annual Meeting.

As part of our annual engagement, we expect to continue to reach out to our largest shareholders holding in the aggregate at least 50% of our total outstanding shares.

As a result, in part, of our discussions with shareholders and, in part, our focus on continuous improvement and better alignment with shareholder interests, we have implemented key changes to our executive compensation program and corporate governance in the last two years, including:

    2020 Notice and Proxy Statement / 5

PROXY SUMMARY

Executive Compensation and Alignment with Shareholders

• Modifications to our long-term incentive plan for fiscal year 2019 to include a relative total shareholder return ("TSR") multiplier measured over the three-year performance period

• Modifications to our annual incentive plan for fiscal year 2020 to include a cash flow metric

• Effective for fiscal year 2020, increasing executive and director stock ownership guidelines

•

Modifications to our long-term incentive plan for fiscal year 2020 to reduce the maximum payout on performance awards from 250% to 200% of target and limit the relative TSR modifier to 1.0 if absolute TSR is negative for the performance period

Shareholder Rights and Board Accountability

• Implementation of majority voting for director elections

• Elimination of supermajority voting requirements for certain business combinations, bylaw amendments and certificate of incorporation amendments

Proposal 2 Advisory Vote on Named Executive Officer Compensation

Executive Compensation Philosophy

We align the interests of management with those of shareholders and other stakeholders through our executive compensation programs to ensure Cubic's future as a technology-driven, market-leading global company that makes the world better through innovation, technology solutions and world-class products. Our policies intend to support the development of a strong executive team provided with appropriate incentives that support the business strategy, build and retain the team and address different risks associated with compensation. We strive to provide a total compensation package that fairly and equitably rewards our senior leadership as a team and as individuals, from each of whom we expect superior performance. Our total direct compensation program is designed so that the majority of pay is variable or "at risk," with emphasis on performance over the long term.

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PROXY SUMMARY

Fiscal 2019 Compensation Summary For Named Executive Officers

Name and Principal Position	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
Bradley H. Feldmann	933,090	—	774,120	4,101,667	19,435	53,652	5,881,964

Chairman, President and
Chief Executive Officer

Anshooman Aga	478,938	—	334,815	1,025,450	—	34,901	1,874,104

Executive Vice President and
Chief Financial Officer

Matthew J. Cole(1)	516,355	—	207,465	717,802	—	65,223	1,506,845

Former Senior Vice President, Cubic Corporation
and President, Cubic Transportation Systems

Michael R. Twyman	511,288	—	522,780	717,802	—	41,236	1,793,106

Senior Vice President, Cubic Corporation
and President, Cubic Mission Solutions

Michael Knowles	329,809	—	287,672	512,725	—	22,358	1,152,564

Senior Vice President, Cubic Corporation
and President, Cubic Global Defense (effective October 1, 2018)

(1)
On January 6, 2020, Mr. Cole notified the Company of his resignation from his position as Senior Vice President of Cubic and President of Cubic Transportation Systems, effective January 13, 2020.

The table above is an excerpt from the Summary Compensation Table. For a complete discussion of our executive compensation program and the full Summary Compensation Table, please see the "Executive Compensation and Other Information" section of this proxy statement.

Fiscal 2019 Total Target Compensation Mix

The charts below show that the significant majority of target total direct compensation for our Named Executive Officers ("NEOs") is variable or "at-risk," and tied to achievement of performance objectives or stock price performance.

    2020 Notice and Proxy Statement / 7

PROXY SUMMARY

Proposal 3 Ratification of Independent Registered Public Accounting Firm

The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2020.

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP, our independent auditor, for 2019 and 2018.

	Fiscal Years Ended September 30,

Services Rendered	2019	2018
Audit fees(1)	$3,648,000	$4,988,000

Audit-related fees(2)	138,000	136,000

Tax fees(3)	115,000	172,000

All other fees(4)	7,000	5,000

Total fees	$3,908,000	$5,301,000

(1)
For professional services rendered for the audits of our 2019 and 2018 annual financial statements, the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q, statutory audits of foreign subsidiaries and consultation on accounting matters during fiscal years 2019 and 2018. The audit fees for 2019 are estimated. The final amount of the fees for those services may vary from the estimate provided.

(2)
These fees included due diligence procedures.

(3)
These fees were primarily for foreign tax compliance and consulting as well as consulting regarding U.S. tax reform.

(4)
These fees were for EY online services.

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PROXY STATEMENT

We encourage your personal attendance.

Proxies in the form enclosed and/or as shown at www.proxyvote.com are solicited by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held in San Diego, California, on February 17, 2020, and at any adjournments or postponements of the meeting. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of Cubic Corporation ("Cubic" or the "Company") a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. The proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 17, 2020

This proxy statement and our 2019 annual report are available electronically at www.proxyvote.com.

Outstanding Shares and Voting Rights

A quorum of shareholders is required. A quorum exists if a majority of the common shares issued and outstanding and entitled to vote are represented by shareholders present at the meeting or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement. 31,274,052 shares of our common stock were outstanding at the record date of December 19, 2019.

Each holder of common shares is entitled to one vote for each share held on the record date. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect on, and are not counted towards the vote total for any proposal. Advisory votes are not binding, but the Board will consider the outcome of such votes when making future decisions.

If you are a beneficial holder and do not provide specific voting instructions to your broker, we expect that the organization that holds your shares will not be authorized to vote your shares, which would result in "broker non-votes," on proposals other than Proposal 3 ratifying the selection of Ernst & Young LLP as the Company's independent public accountant for 2020. However, whether brokers have discretion to vote on matters is ultimately up to the NYSE (which regulates certain banks, brokers and other nominees), and the NYSE may make a determination that is different from what we expect, which could result in your shares being voted in a manner you would not choose yourself. Accordingly, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder to ensure your shares are voted as you want them.

In Proposal 1, nominees for director are to be elected by an affirmative vote of a majority of the votes cast in favor of such nominee's election. Any incumbent nominee for director who does not receive an affirmative vote of a majority of the votes cast in favor of such nominee must promptly tender his or her resignation after the Annual Meeting. Proposals 2 and 3 require an affirmative vote of a majority of shares having voting power, present in person or represented by proxy.

Proposal	Vote Required	Broker Discretionary Voting Expected to be Allowed
Election of Directors	Majority of votes cast	No

Advisory Vote on Named Executive Officer Compensation	Majority of shares present in person or represented by proxy	No

Ratification of Ernst & Young LLP	Majority of shares present in person or represented by proxy	Yes

Shareholder Proposals, if properly presented at the Annual Meeting	Majority of shares present in person or represented by proxy	No

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

    2020 Notice and Proxy Statement / 9

PROPOSAL 1 ELECTION OF DIRECTORS

Our Board of Directors ("Board") has nine members who are to be elected by a majority vote at the Annual Meeting, each to hold office for one year and until his or her successor is elected. The Nominating, Governance, Ethics and Corporate Responsibility Committee and the Board have recommended the election of the nine directors listed below. Eight nominated directors are independent ("Independent Directors") and one is an executive employee of the Company. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the listed directors, in accordance with this proxy authorization. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a director, in such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the Board.

The Board of Directors

Board Leadership Structure

The Board regularly evaluates the appropriate leadership structure of the Company and currently believes that the Company and its shareholders are best served by not having a formal policy on whether the same individual may serve as both Chief Executive Officer and Chairman. This flexibility allows the Board to elect the most appropriate director as Chairman, while maintaining the ability to separate the Chairman and Chief Executive Officer roles if necessary. While the Board is confident that the combined Chairman and CEO structure, balanced by a strong Lead Independent Director position, is best suited to the current needs of the business, the Board remains committed to evaluating Cubic's leadership structure on an ongoing basis as part of its annual self-assessment.

Chairman

Currently, the Company's Chairman and Chief Executive Officer roles are held by Mr. Feldmann. The Board believes that this structure serves the Company and its shareholders well based primarily on Mr. Feldmann's background, skills and experience, as detailed in his biography below, including his history with Cubic and successful track record spearheading the Company's strategic growth plan, including strong improvements to financial performance, IT infrastructure, operations and talent development.

The Chairman has the authority to call meetings of the Board and presides at such meetings. He has primary responsibility for shaping Board agendas (in consultation with the Lead Independent Director) and will communicate with all directors on key issues and concerns outside of Board meetings.

Lead Independent Director

Ed Guiles served as Lead Independent Director until his passing in June 2019. Following his passing, General David Melcher was unanimously elected by the Board as the new Lead Independent Director and has been serving in this capacity since July 2019. General Melcher was appointed as Lead Independent Director because of his strong contributions to the Board and his deep expertise in the defense industry, including his leadership experience as a public company president and chief executive officer. The table below describes the key duties and responsibilities of the Lead Independent Director.

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PROPOSAL 1 ELECTION OF DIRECTORS | The Board of Directors

Key Responsibilities of Lead Independent Director
• Review with the Chairman and approve all Board meeting agendas
• Call and chair all meetings of the Independent Directors
• Preside at all meetings of the Board at which the Chairman is not present
• Facilitate full and candid Board discussions and discussions among Independent Directors outside of Board meetings, including oversight of the CEO
• Be authorized to attend all committee meetings, as appropriate
• Serve as the liaison between the Independent Directors and the Chairman
• Be available for consultation and communication with significant shareholders
• Collaborate with the Executive Compensation Committee on the annual performance evaluation of the CEO

•

Collaborate with the Nominating, Governance, Ethics and Corporate Responsibility Committee on the performance and structure of the Board and its committees, including the performance of individual directors

• Guide the CEO succession planning process in conjunction with the Nominating, Governance, Ethics and Corporate Responsibility Committee

Meetings

The Board met seven times during fiscal year 2019.

During that year, each director attended at least 75% of the total number of meetings held during such director's term of service by the Board and each committee of the Board on which such director served.

Non-employee directors regularly meet without management present at the conclusion of each regular Board meeting and the Audit and Compliance Committee meetings and at other times as necessary.

During fiscal year 2019, the Lead Independent Directors, Mr. Guiles and General Melcher, chaired these sessions for the Board, and Mr. Blakley chaired these sessions for the Audit and Compliance Committee.

The Board encourages its members to attend the Annual Meeting of Shareholders. The 2019 Annual Meeting was attended by all directors.

Independent Directors

The Nominating, Governance, Ethics and Corporate Responsibility Committee determined and the Board agreed that all directors nominated, except Mr. Feldmann, met the independence standards of the

NYSE and the categorical independence standards adopted by the Company's Board as defined in the Company's Corporate Governance Guidelines.

Board Qualifications

The Nominating, Governance, Ethics and Corporate Responsibility Committee and the Board believe the nominees are qualified to serve the best interests of our shareholders and should be elected because they possess the following experience, qualifications, attributes and skills.

    2020 Notice and Proxy Statement / 11

PROPOSAL 1 ELECTION OF DIRECTORS | The Board of Directors

Chairperson	Financial Expert	Chairman of the Board	Lead Independent Director
DIRECTOR NOMINEES

BRADLEY H. FELDMANN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Age 58
Director since 2014
Chairman since 2018

Committees
• Classified Business Oversight

Background

Mr. Feldmann has served as Chairman of the Board of Directors of Cubic since February 2018, Chief Executive Officer ("CEO") of Cubic since July 2014, and as President since January 2013. He also served as Chief Operating Officer of Cubic from January 2013 to July 2014. Prior to that, he was President of the companies comprising the Cubic Defense Systems segment, a role he assumed in 2008. He previously worked at Cubic Defense Systems from 1989 to 1999.

Prior to rejoining Cubic in 2008, Mr. Feldmann held senior leadership positions at OMNIPLEX World Services Corporation and ManTech International. He is a Board Leadership Fellow of the National Association of Corporate Directors, a member of the Aerospace Industries Association Board of Governors and is a member of the Board of the National Defense Industrial Association and serves on their Executive Committee and as Chair of the Finance Committee. He also serves on the Board of UrbanLife, a non-profit organization, as Chair of the Finance Committee.
Qualifications

•

Extensive defense, intelligence and transportation industry expertise

•

Long history and successful track record with Cubic; spearheaded the Company's strategic growth plan, including customer-centric innovations, strong improvements to financial performance, IT infrastructure, operations and talent development

•

Executive management experience at global companies

PRITHVIRAJ BANERJEE
CHIEF TECHNOLOGY OFFICER, ANSYS CORPORATION
Age 59
Director since 2018
✓ Independent

Committees
• Executive Compensation
• Technology Strategy

Background

Dr. Banerjee has served as Chief Technology Officer of ANSYS Corporation since October 2018, and prior to that, served as a senior client partner for Korn Ferry from June 2017 to October 2018 where he was responsible for the Internet of Things and digital transformation advisory services within the organization's global industrial practice. Prior to his role at Korn Ferry, Dr. Banerjee was the Executive Vice President and Chief Technology Officer for Schneider Electric SE from September 2015 to June 2017, and served in several senior leadership roles including Managing Director of Global Technology R&D at Accenture PLC from 2013 to 2015; Chief Technology Officer and Executive Vice President of ABB Ltd. from 2012 to 2013; and Senior Vice President of Research and Director of HP Labs at Hewlett-Packard.

Dr. Banerjee founded AccelChip, a developer of products and services for electronic design automation in 2000 and BINACHIP, where he was also Chairman and Chief Scientist in 2006. He has also served as Dean of the College of Engineering at the University of Illinois at Chicago, Walter P. Murphy Professor and Chairman of Electrical and Computer Engineering ("ECE") at Northwestern University and Professor of ECE at the University of Illinois. From 2013 to 2019, Dr. Banerjee served on the Board of Directors of Cray Inc., a company that specialized in supercomputers and solutions for storage and analytics.
Qualifications

•

Leadership experience in engineering, disruptive technology and research and development

•

Global experience in both public and private sectors with a track record of driving innovation and technology differentiation

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PROPOSAL 1 ELECTION OF DIRECTORS | The Board of Directors

BRUCE G. BLAKLEY
RETIRED MANAGING PARTNER, COOPERS & LYBARND AND FACULTY MEMBER AT UNIVERSITY OF CALIFORNIA, SAN DIEGO
Age 74
Director since 2008
✓ Independent

Committees
• Audit and Compliance
• Nominating, Governance, Ethics and Corporate Responsibility

Background

Mr. Blakley was an audit partner and, from 1996 to 1998, was Managing Partner in the San Diego office of the national accounting firm Coopers & Lybrand (PricewaterhouseCoopers since 1998). He was employed there in auditing private and public companies and consulting with their boards of directors and executives for 32 years until his retirement in 2005. He maintains his CPA license, teaches at the University of California, San Diego, and serves as a Director of a privately held manufacturing company. He previously served as a Director and Chair of the Audit Committee of Excel Trust, Inc. from April 2010 to August 2015 and as Board Chair of The San Diego Foundation, a non-profit organization with over $575 million in assets, including as Chair of its Finance, Audit, and Executive Committees, and as a Director of The San Diego Foundation for 14 years.
Qualifications

•

Public, private and non-profit business experience as well as experience in academia

•

Extensive financial expertise including financial reporting, accounting and controls

•

Enhanced corporate governance experience

MAUREEN BREAKIRON-EVANS
FORMER CHIEF FINANCIAL OFFICER, TOWERS PERRIN
Age 65
Director since 2017
✓ Independent

Committees
• Audit and Compliance
• Technology Strategy
Other Public Company Boards
• Ally Financial, Inc.
• Cognizant Technology Solutions Corp.

Background

Ms. Breakiron-Evans served as the Chief Financial Officer of Towers Perrin, a global professional services company from 2007 through 2008. Prior to that she was Vice President and General Auditor of CIGNA Corporation, a health services organization, from 2005 to 2006, and was Executive Vice President and Chief Financial Officer of Inovant, LLC, VISA's captive technology development and transaction processing company from 2001 to 2004. She served 16 years in public accounting, ultimately as a partner at Arthur Andersen LLP through 1994.

Ms. Breakiron-Evans currently serves on the Boards of Cognizant Technology Solutions Corp., where she serves as Chair of the Audit Committee and on the Nominating and Corporate Governance Committee, and Ally Financial, Inc., where she serves on the Audit Committee and Digital Transformation Committee. She recently served on the Heartland Payment Systems, Inc. board, where she served as Chair of the Audit Committee until its sale in April 2016. Ms. Breakiron-Evans served on the board of the Federal Home Loan Bank-Pittsburgh from 2011 through 2014. She received an NACD Cyber Security Certificate in 2017 and is a Board Leadership Fellow of the National Association of Corporate Directors.
Qualifications

•

Experience as an Audit Partner with a strong command of the financial reporting and tax issues facing public companies

•

Former chief financial officer with extensive leadership, technology, financial and risk management experience

    2020 Notice and Proxy Statement / 13

PROPOSAL 1 ELECTION OF DIRECTORS | The Board of Directors

DENISE L. DEVINE
FOUNDER AND CEO OF FNB HOLDINGS, LLC AND CO-FOUNDER AND CFO OF RTM VITAL SIGNS, LLC
Age 64
Director since 2019
✓Independent

Committees
• Audit and Compliance
• Technology Strategy
Other Public Company Boards
• AgroFresh Solutions, Inc. • Fulton Financial Corporation

Background

Ms. Devine was the founder and since 2014 has served as the Chief Executive Officer of FNB Holdings, LLC and since 2014 was co-founder, Chief Administrative Officer and Chief Financial Officer of RTM Vital Signs, LLC. Ms. Devine was also founder and previously served for more than ten years as the Chief Executive Officer of Nutripharm, Inc. Ms. Devine previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company.

Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. Ms. Devine has served as a director of Fulton Financial Corporation since 2012 and as a director of AgroFresh Solutions, Inc. since 2018. Ms. Devine was a member of the Board of Trustees of Villanova University from 2005 to 2015, where she was the Chair of the Audit and Risk Committee. She has also served as a member of the Board of Trustees of Lourdes Health System from 2010 to 2019 and on the Board of AUS, Inc. a privately-owned company, since 2016 and was appointed to the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania in 2016. Ms. Devine is a certified public accountant.
Qualifications

•

Global leadership experience spanning from entrepreneurial start-ups to Fortune 100 corporations

•

Extensive financial and capital markets experience

•

Deep experience developing and commercializing technology platforms

•

Co-inventor on more than twenty U.S. and international patents

CAROLYN A. FLOWERS
MANAGING PRINCIPAL, INFRASTRATEGIES LLC, FORMER AMERICAS TRANSIT PRACTICE LEADER—AECOM
Age 70
Director since 2019
✓ Independent

Committees
• Executive Compensation
• Technology Strategy

Background

Ms. Flowers has served as a Partner and Managing Principal of InfraStrategies LLC since February 2019. Ms. Flowers is an experienced transportation executive who was formerly the Senior Vice President of Americas Transit Market Sector at AECOM where she was responsible for client and industry relations and business development in the U.S. and Canada from March 2017 to February 2019. Prior to joining AECOM, she served as the acting administrator of the Federal Transit Administration under President Obama from January 2015 through January 2017.

Ms. Flowers was the CEO and Director of Public Transit for the Charlotte Area Transit System from January 2010 to January 2015 and spent 19 years at Los Angeles County Metropolitan Transportation Authority where she completed her tenure as its Chief Operating Officer. Ms. Flowers currently serves on the American Public Transportation Association's (APTA) Board of Directors. She previously served as Co-Chair of the Reauthorization Task Force and Publication Advisory, Leadership, Legislative and Awards committees. She currently serves on the Finance Committee of APTA.
Qualifications

•

Recognized thought leader in the transportation and infrastructure space

•

Unique understanding in the areas of policy, public-private partnerships and creative collaboration among stakeholders and the business community

•

Extensive leadership experience in public transportation

14 \ www.cubic.com/investor-relations

PROPOSAL 1 ELECTION OF DIRECTORS | The Board of Directors

JANICE M. HAMBY
RETIRED REAR ADMIRAL, U.S. NAVY
Age 61
Director since 2015
✓ Independent

Committees
• Classified Business Oversight
• Executive Compensation
• Nominating, Governance, Ethics and Corporate Responsibility

Background

Admiral Hamby retired as a U.S. Navy Rear Admiral in 2012 and is an information technology expert with more than 30 years of experience in the U.S. Navy cyber security arena, most recently as a Deputy Chief Information Officer for the U.S. Department of Defense from 2011 to 2012. Prior to that she served as Vice Director, Command, Control, Computers and Communications for the Joint Chiefs of Staff. She subsequently served as the Chancellor at the College of Information and Cyberspace, National Defense University in Washington, D.C., from October 2014 until July 2018. Admiral Hamby served twice as Commanding Officer of critical telecommunications and technology services organizations, as well as on the staffs of the Chairman of the Joint Chiefs of Staff and the Commander of Multi-National Force in Iraq. She holds a Doctor of Management degree and consults and speaks on cyber security and leadership. She co-owns and operates Fair Winds Farm, LLC with her husband.
Qualifications

•

Strong background in directing and implementing information technology systems in complex organizations as well as deep experience in cyber security

•

Extensive defense industry and military leadership experience

•

Experience in strategy development, human capital management and development, and international negotiations

DAVID F. MELCHER
FORMER PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR OF EXELIS, INC., FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE AEROSPACE INDUSTRIES ASSOCIATION, AND RETIRED LIEUTENANT GENERAL, U.S. ARMY
Age 65
Director since 2018
Lead Independent Director since 2019
✓ Independent

Committees
• Classified Business Oversight
• Executive Compensation
• Nominating, Governance, Ethics and Corporate Responsibility
Other Public Company Boards
• Becton Dickinson & Company

Background

General Melcher served as the President and CEO of the Aerospace Industries Association from June 2015 through the end of December 2017 and served on the FAA's NextGen Advisory Council until 2017. From 2011 to 2015, he was President, CEO, and a member of the Board of Directors of Exelis Inc., a diversified, global aerospace defense, information and technology services company, spun off from ITT Corporation in 2011 and acquired by Harris Corporation in 2015. From 2008 to 2011, he was the President of ITT's Defense and Information Solutions business and retired from the Army as a Lieutenant General in 2008 after a successful 32-year career. He served in the Pentagon as the Army's Military Deputy for Budget and Deputy Chief of Staff for Programs.

General Melcher served on the Board of Directors of CR Bard Corporation from 2014 to 2017 and was a member of the Audit, Finance and Compensation and Personnel Committees. Becton Dickinson and Co ("BD") acquired CR Bard on December 29, 2017 and General Melcher was appointed to serve on BD's Board of Directors as of that date, as well as the Audit and Compensation and Management Development Committees. As of August 2019, he was elected to the Uniformed Services Automobile Association (USAA) board of directors and serves on the Audit and Compensation and Workforce committees. General Melcher was also selected in September 2019 as a member of the General Motors Defense, LLC board of managers.
Qualifications

•

Extensive aerospace and defense industry leadership expertise, including as a former public company CEO

•

Experience with military programs and budgeting

•

Background in strategy, business development, finance and engineering

•

Extensive corporate governance experience

    2020 Notice and Proxy Statement / 15

PROPOSAL 1 ELECTION OF DIRECTORS | The Board of Directors

STEVEN J. NORRIS
CHAIR, SOHO ESTATES; PRESIDENT, ITS UK; AND FORMER MEMBER OF PARLIAMENT
Age 74
Director since 2014
✓ Independent

Committees
• Audit and Compliance
• Nominating, Governance, Ethics and Corporate Responsibility
Other Public Company Boards
• Driver Group Plc

Background

Mr. Norris is a recognized authority on transport and infrastructure issues. Before joining the Cubic Board in 2014, he served as a member of the Cubic Transportation Systems, Inc. ("CTS") strategic advisory board from 2012 to 2014. He is the chair of Soho Estates, one of the largest real estate operations in the United Kingdom, and was appointed Chairman of Driver Group Plc in March 2015 and as a Director of Optare PLC in August 2014. He also serves as the President of ITS UK, the sister organization of ITS US, which represents transport technology business in their respective countries.

Mr. Norris became a Member of Parliament in 1983 and remained in government service until 1997. While serving as Parliamentary Undersecretary of State for Transport and Minister for Transport in former Prime Minister Sir John Major's government, Norris was responsible for the Jubilee Line Extension, the largest extension of the London Underground network to date. He is also a former member of the Board of Transport for London, which operates the London public transit system.
Qualifications
• Recognized authority on transportation and infrastructure issues • Deep experience in government affairs • Global leadership experience drawing from many years in government service in the UK

Voting Recommendation
✓ The Board recommends that you vote FOReach of the nine nominees listed above.

16 \ www.cubic.com/investor-relations

PROPOSAL 1 ELECTION OF DIRECTORS | The Board of Directors

Board Committee Members

Name	Audit & Compliance	Executive Compensation	Nominating, Governance, Ethics and Corporate Responsibility(1)	Classified Business Oversight	Technology Strategy
Bradley H. Feldmann

Prithviraj Banerjee

Bruce G. Blakley

Maureen Breakiron-Evans

Denise L. Devine

Carolyn A. Flowers

Janice M. Hamby

David F. Melcher

Steven J. Norris
Meetings in 2019	5	5	4	1	7

(1)
Effective November 21, 2019, the Ethics and Corporate Responsibility and Nominating and Corporate Governance Committees were combined into one new committee, the Nominating, Governance, Ethics and Corporate Responsibility Committee. In fiscal year 2019 the Nominating and Corporate Governance Committee had four meetings and the Ethics and Corporate Responsibility Committee had four meetings.

Communications with Directors

Any interested person may communicate at any time with the whole Board, the Independent Directors or any individual director with the correspondence addressed to "Board of Directors" or "Independent Directors" or to a named director, by writing to:

Cubic Corporation c/o Corporate Secretary 9333 Balboa Avenue San Diego, CA 92123
or by e-mail to:
CorporateSecretary@Cubic.com

The Corporate Secretary will promptly relay all communications to the appropriate directors, other than communications that are unrelated to the duties and responsibilities of the Board or its committees. Those unrelated matters include, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; product-related communications; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate. The Corporate Secretary will coordinate responses, if appropriate.

    2020 Notice and Proxy Statement / 17

PROPOSAL 1 ELECTION OF DIRECTORS | Board Committees

Board Committees

Audit & Compliance Committee
• Bruce G. Blakley	• Denise L. Devine
• Maureen Breakiron-Evans	• Steven J. Norris
All members are independent and financially literate.

  Responsibilities

  •
  Oversee the Company's financial reporting process.

  •
  Responsible for the appointment, retention and termination of independent auditors and their compensation.

  •
  Resolve disputes between management and auditors.

  •
  Pre-approve all audit and non-audit services according to a written plan and budget submitted by the auditors.

  •
  Meet quarterly (at a minimum) with the auditors and review their periodic reports.

  •
  Discuss with auditors the scope and plan for the audit and include management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

  Committee Composition

During fiscal year 2019, Mr. Blakley, Ms. Breakiron-Evans, Mr. Guiles, Mr. Norris and Dr. Warner served as members of the Audit and Compliance Committee. In November 2019, Ms. Devine was appointed to the Audit and Compliance Committee to replace Mr. Guiles and Dr. Warner.

  Qualifications

Each member of the Audit and Compliance Committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual, Section 10A-3 under the Securities Exchange Act of 1934, as amended, and in our Corporate Governance Guidelines, and is financially literate. Mr. Blakley, Ms. Breakiron-Evans and Ms. Devine are our Audit and Compliance Committee Financial Experts with extensive accounting experience.

Mr. Blakley, Ms. Breakiron-Evans and Ms. Devine have all served on the audit committee of another publicly-held company. Mr. Blakley previously served as chair of an audit committee for Excel Trust, Inc., a publicly held real estate investment trust, until August 2015. The trust is unrelated to Cubic and its subsidiaries and does not present any conflicts of interest for Cubic or the industry in which it operates.

Ms. Breakiron-Evans currently serves as Chair of the Audit Committee of the Board of Cognizant Technology Solutions Corp., and on the Audit Committee of the Board of Ally Financial, Inc. She recently served as Chair of the Audit Committee of the Board of Heartland Payment Systems, Inc. until its sale in April 2016. The companies are unrelated to Cubic and its subsidiaries and do not present any conflicts of interest for Cubic or the industry in which it operates.

Ms. Devine currently serves on the Audit Committee for AgroFresh Solutions, Inc. and Fulton Financial Corporation. She previously served as Chair of the Audit Committee of Villanova University. The companies and organizations are unrelated to Cubic and its subsidiaries and do not present any conflicts of interest for Cubic or the industry in which it operates.

18 \ www.cubic.com/investor-relations

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

Report of the Audit and Compliance Committee

The Committee selected Ernst & Young LLP as the independent registered public accountants ("Accountants") of the Company for fiscal year 2019. The Committee has reviewed and discussed with management and the Accountants the audited financial statements of the Company for the fiscal year ended September 30, 2019. The Committee met with the Accountants on numerous occasions and discussed the matters required to be discussed under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board ("PCAOB") AS 1301 (Communications with Audit Committees), has received from the Accountants the written disclosures and the letter required by the PCAOB (Independence Discussions with Audit Committees), and has discussed with the Accountants their independence.

Based on its review of the audited financial statements for fiscal year 2019 and its discussions with management and the Accountants, the Committee recommended to our Board that the 2019 audited financial statements be included in the Company's Annual Report on Form 10-K.

The Committee recently conducted a competitive selection process to determine the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020. The Committee invited one international public accounting firm to participate in this process in addition to the incumbent, Ernst & Young. As a result of an extensive review process, the Committee approved the continuation of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020.

AUDIT AND COMPLIANCE COMMITTEE

Bruce G. Blakley, Chair
Maureen Breakiron-Evans
Denise L. Devine
Steven J. Norris

    2020 Notice and Proxy Statement / 19

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

Executive Compensation Committee
• David F. Melcher	• Janice M. Hamby
• Carolyn A. Flowers	• Prithviraj Banerjee
All members are independent.

  Responsibilities

  •
  Establish and oversee the Company's executive compensation programs.

  •
  Approve employment and severance arrangements and other material commitments concerning the Company's executive officers.

  •
  Annually review and approve goals and objectives relevant to compensation for executive officers, evaluate each executive's performance in light of those goals and objectives, and either as a committee or together with the other Independent Directors of the Board, determine and approve the executives' compensation.

  Committee Composition

During fiscal year 2019, Messrs. Blakley, Guiles, Admiral Hamby, General Melcher and Dr. Banerjee served as members of the Executive Compensation Committee. In November 2019, Ms. Flowers was appointed to the Executive Compensation Committee to replace Messrs. Blakley and Guiles.

  Qualifications

Each of the members of the Executive Compensation Committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual and in our Corporate Governance Guidelines.

Compensation Committee Interlocks and Participation

During fiscal year 2019, none of the members serving on the Executive Compensation Committee served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a director or as a member of the Executive Compensation Committee of the Company. Therefore, there were no "interlocks" with other companies within the meaning of the proxy rules of the Securities and Exchange Commission. No member of the Executive Compensation Committee is a former or current officer or employee of Cubic or any of its subsidiaries. See also the section "Executive Compensation and Other Information" later herein.

20 \ www.cubic.com/investor-relations

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

Nominating, Governance, Ethics and Corporate Responsibility Committee
• Steven J. Norris	• Janice M. Hamby
• Bruce G. Blakley	• David F. Melcher
All members are independent.

  Responsibilities

  •
  Track important legal and regulatory changes and new concepts in public company governance.

  •
  Oversee annual Board, Board member and committee evaluations.

  •
  Make recommendations regarding Board composition, Board committee structure and Board refreshment.

  •
  Oversee the Board's annual self-evaluations and peer member evaluations with third party evaluations conducted every three years.

  •
  Review succession planning process for executive management, other members of senior management and Board succession.

  •
  Review and recommend to management and the Board objective policies and procedures that best serve Cubic's and its shareholders' interests in maintaining a business environment with high standards of ethics, integrity and compliance in the area of corporate responsibility, including topics such as conflict minerals, human trafficking, global data privacy, human testing, employee relations, health and safety, political participation and environmental stewardship.

  Committee Composition

During fiscal year 2019, Ms. Breakiron-Evans, General Melcher, Mr. Norris and Dr. Warner served as members of the Nominating & Corporate Governance Committee, and Admiral Hamby, Mr. Norris and Dr. Warner served as members of the Ethics and Corporate Responsibility Committee. In November 2019, the Nominating & Corporate Governance and Ethics and Corporate Responsibility Committees were combined to form the new Nominating, Governance, Ethics and Corporate Responsibility Committee. Mr. Blakley and Admiral Hamby were appointed to the Nominating, Governance, Ethics and Corporate Responsibility Committee to replace Ms. Breakiron-Evans and Dr. Warner.

  Qualifications and Policy

Each of the members of the Nominating, Governance, Ethics and Corporate Responsibility Committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual and in our Corporate Governance Guidelines.

The Committee's policy is to consider Board candidate recommendations of shareholders that are received by the Corporate Secretary at least 120 days prior to the one-year anniversary of the mailing of notice of the previous annual meeting of shareholders. In considering additions to the Board or filling vacancies, the Committee assesses current needs of the Company and considers candidates' expertise, experience and background. The Committee does not have a formal diversity policy that is applied when evaluating candidates but takes diversity, including geographic, gender, age, ethnic and racial diversity, into account among other factors it considers. In such circumstances, the Committee seeks recommendations from the Board, senior management personnel and relevant professional organizations regarding potential candidates.

The Committee will also review any shareholder recommendations on file. The Committee evaluates candidates submitted by shareholders using the same criteria as candidates identified by the Board, senior management personnel and other sources. The Committee screens and personally interviews appropriate candidates. Selected candidates may meet with additional Board members, certain members of management and the Chair of the Board. The Committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a nominee for election or appointment.

The Committee conducted an extensive search for two additional directors in fiscal year 2019, using criteria based on a matrix that set forth existing skills, experience and tenure and the qualities, skills and diversity sought in future candidates. Carolyn A. Flowers was recommended by Matthew J. Cole, former President of Cubic Transportation Systems, Inc. Denise L. Devine was recommended by Maureen Breakiron-Evans.

    2020 Notice and Proxy Statement / 21

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

The newly combined Nominating, Governance, Ethics and Corporate Responsibility Committee will also review and recommend to management and the Board objective policies and procedures that best serve Cubic's and its shareholders' interests in maintaining a business environment of high standards of ethics, integrity and compliance. The Committee will also focus on corporate responsibility matters, including topics such as conflict minerals, human trafficking, global data privacy, human testing, employee relations, health and safety, political participation and environmental stewardship.

Board Service Guidelines

The Company's Corporate Governance Guidelines generally limit individual Board service by tenure and/or age as described in the table below. These metrics are not absolute but are guidelines for maximums. When either of the individual maximums are reached, there must be compelling reasons for a director's continued participation on the Board. When both maximums are reached, there will be a strong presumption for transition off the Board.

• Succession planning process for near-term and 5-year needs of Cubic Corporation

• Annual individual director evaluations

• Regular Board refreshment to ensure staggered terms, ages and diversity

• Endeavor to limit individual Board tenure to 12 years and/or age 75 maximum

• Service on no more than 3 other public company boards

Classified Business Oversight Committee
• Admiral Janice M. Hamby	• David F. Melcher
• Bradley H. Feldmann

  Responsibilities

  •
  Provide oversight of the Company's business activities that for purposes of national security have been designated as classified by the United States government.

The Committee meets on an as-needed basis.

22 \ www.cubic.com/investor-relations

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

Technology Strategy Committee
• Prithviraj Banerjee	• Denise L. Devine
• Maureen Breakiron-Evans	• Carolyn A. Flowers
All members are independent.

  Responsibilities

  •
  Provide oversight of Cubic's technology directions and cyber resilience consistent with Cubic's strategic plan.

  •
  Provide advice on our digital strategy and reviews our research and development ("R&D") investments to ensure they support the competitiveness of our products and services.

  •
  Review the technical competencies within Cubic and advises on the R&D organization and structure to support the R&D investment.

Risk Management

The Board reviews and approves the procedures adopted and conclusions reached by our Executive Management Committee ("EMC") and discusses with the General Counsel, who is responsible for the Enterprise Risk Management ("ERM") process, and the CEO, the major risk exposures and the steps that have been taken to monitor and control such exposures.

The EMC reviews and assesses perceived risks to the enterprise as a whole and its major subsidiaries. It works with relevant managers and develops mitigation and remediation plans. Periodic reports are brought to the attention of the Board by the General Counsel.

We have an ERM process for the parent company and sub-groups for our business segments. Each group consists of its senior officers who meet periodically to identify, assess and rank the perceived severity of risks unique to their businesses. Appropriate mitigation plans and training are implemented. To date, the EMC has not identified any risks, capable of control, that it believes cannot be reasonably controlled or mitigated.

The Board's focus and concern is to identify, and ensure the Company has a plan to respond to those few issues which could seriously impact our, or one of our material divisions', short or long-term ability to continue normal operations.

In conjunction with the risk management review, the Board also addresses our legal compliance efforts in certain complex areas, such as export control, antitrust and foreign corrupt practices.

Compliance Steering Committee

Cubic has an internal Compliance Steering Committee ("CSC"), comprised of senior leaders with a wide variety of subject-matter expertise and authority, led by the Vice President of Compliance reporting to the Nominating, Governance, Ethics and Corporate Responsibility Committee. The CSC's mission is to promote a culture of ethical integrity and legal accountability across the global organization and to mitigate risks associated with compliance. The program that the CSC supports includes, among other things, an employee Code of Business Conduct, a Code of Conduct for Third Parties, a third party due diligence and management system, an anonymous and global complaint reporting mechanism for both employees and third parties (Cubic Helpline), global mechanisms for employees to report conflicts of interest and any environmental, health or safety concerns, a complaint investigation and reporting process, regular communications to and training of Cubic employees on matters of ethics and compliance, global surveys regarding the Company's ethical culture, and regular reporting to senior management and the Nominating, Governance, Ethics and Corporate Responsibility Committee regarding the effectiveness of program components. We require all employees to receive annual training related to our Code of Business Conduct and related policies in order to confirm that employees are familiar with those standards of conduct and to mitigate the risks associated with employees' failure to meet those standards.

    2020 Notice and Proxy Statement / 23

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

In addition to the Board's and the EMC's review of risk through the ERM process described above, the Board's committees are also involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees include:

Audit and Compliance	Risks related to tax, accounting, financial reporting systems and processes, and legal and regulatory compliance

Classified Business Oversight	Risks related to classified and sensitive high-risk work, supporting defense, intelligence, and international clients, as well as personnel performance, information security and industrial security

Executive Compensation	Risks related to our compensation and benefit programs

Nominating, Governance, Ethics and Corporate Responsibility	Risks related to our corporate governance, management and internal ethics policies

Technology Strategy	Risks related to our growth initiatives and strategic plans

Corporate Governance Materials

Board Committee Charters
Audit and Compliance Committee Charter	Classified Business Oversight Committee Charter	Executive Compensation Committee Charter	Nominating, Governance, Ethics and Corporate Responsibility Committee Charter	Technology Strategy Committee Charter

Governance Documents
Code of Ethical Conduct	Code of Business Conduct	Code of Business Conduct for Third Parties	Corporate Governance Guidelines	Cubic, UK Tax Strategy – 2019

Each of our Board Committee Charters and Corporate Governance documents are available at www.cubic.com/investor-relations/governance. Cubic's UK Tax Strategy – 2019 is available at www.cubic.com/united-kingdom-disclosures. The information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Hedging Policy

Pursuant to Cubic's insider trading policy, all directors and executive officers, as well as other employees who are designated as subject to the policy ("Designated Employees"), are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities which: (1) have been granted to the director, executive officer or Designated Employee by the Company as part of their compensation, or (2) are held directly or indirectly by the director, executive officer or Designated Employee. Designated Employees are selected by the Company as those employees that may have or be exposed to insider trading information by nature of their position.

24 \ www.cubic.com/investor-relations

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

Director Compensation

The following table represents the annualized retainer fees payable to each of the directors for service on the Board and on various committees of the Board. Based on an evaluation in November 2019 by Pay Governance LLC, our Executive Compensation Committee's independent compensation consultant and the evolving requirements for service, the annual retainers for the non-employee directors were revised commencing with fiscal year 2020. Specifically, the base annual retainer for all non-employee directors was increased, in exchange for which the additional retainers for committee chairs were decreased or left at the same levels, and the additional retainers for committee membership were eliminated, as noted in the table below. The value of the annual equity awards to non-employee directors remained unchanged at $135,000. The changes to director compensation were recommended by the independent compensation consultant after a review of the Company's peers.

Annualized Retainer	FY 2019 ($)	FY 2020 ($)
Director Base Annual Retainer	60,000	90,000

Lead Independent Director Base Additional Annual Retainer	25,000	30,000

Audit and Compliance Committee

• Chair	24,000	20,000

Classified Business Oversight Committee

• Chair	5,000	5,000

Executive Compensation Committee

• Chair	15,000	15,000

Nominating, Governance, Ethics and Corporate Responsibility Committee

• Chair	10,000	10,000

Technology Strategy Committee

• Chair	10,000	7,500

Non-employee directors also participate in the Company's equity plan. In November 2018, each non-employee director received an award of 2,268 restricted stock units ("RSUs"). The non-employee directors' awards granted during fiscal 2019, other than those received by Mr. Guiles, vest in two equal installments on each of October 1, 2019 and 2020. The RSUs awarded to Mr. Guiles in fiscal 2019 vested in June 2019 when Mr. Guiles passed away. All of the non-employee directors' RSUs will also vest in full upon death or a change in control of the Company.

Commencing with the RSUs awarded to our non-employee directors in November 2019, non-employee director RSUs will vest on the next occurring October 1 following the grant date and will be eligible for accelerated vesting upon a director's retirement from the Board. Retirement for this purpose is generally defined as retirement from the Board after 6 years of service.

Employee directors receive no additional compensation for their service as directors. All non-employee directors are reimbursed for travel expenses.

Directors are also allowed to defer some or all of their cash compensation. One director elected to defer all of his cash compensation received during fiscal year 2019.

Our directors are also subject to stock ownership guidelines to further align the interests of directors with the Company's shareholders, as described further below under "Compensation Discussion and Analysis," as well as a policy against engaging in hedging transactions with respect to Company stock, as described further above under "Hedging Policy."

    2020 Notice and Proxy Statement / 25

PROPOSAL 1 ELECTION OF DIRECTORS |Board Committees

Director Compensation Fiscal Year 2019

The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for fiscal year 2019.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
Prithviraj Banerjee	77,500	135,000	—	212,500

Bruce G. Blakley	91,500	135,000	—	226,500

Maureen Breakiron-Evans	82,000	135,000	—	217,000

Edwin A. Guiles(4)	84,000	135,000	—	219,000

Janice M. Hamby	82,925	135,000	—	217,925

David F. Melcher	90,625	135,000	—	225,625

Steven J. Norris	87,000	135,000	—	222,000

John H. Warner, Jr.(5)	90,750	135,000	—	225,750

(1)
Mr. Feldmann, who served as an executive director during fiscal year 2019, received no additional compensation for his service as a director during that time and is not included in this table.

(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the RSUs granted in fiscal year 2019. These amounts generally reflect the amount that the Company expects to expense in its financial statements over the award's vesting schedule, and do not correspond to the actual value that will be realized by the directors. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as filed with the SEC. The aggregate number of RSUs outstanding as of September 30, 2019 held by each non-employee director was as follows: Mr. Banerjee (2,105); Mr. Blakley (2,716); Ms. Breakiron Evans (2,716); Admiral Hamby (2,716); General Melcher (2,717); Mr. Norris (2,716); Dr. Warner (2,716).

(3)
In fiscal year 2019, one of the non-employee directors elected to participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan. Earnings are not reported in the non-employee Director Compensation Table because the earnings are not above market or preferential.

(4)
Mr. Guiles passed away on June 7, 2019 and all of his outstanding equity awards vested at this time.

(5)
Dr. Warner is not standing for reelection at the Annual Meeting. Upon his retirement from the Board, all of his outstanding equity awards will vest.

26 \ www.cubic.com/investor-relations

PROPOSAL 2
ADVISORY VOTE ON NAMED EXECUTIVE
OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board is seeking your approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis and other related tables and disclosure. Accordingly, the Board recommends that you vote "FOR" the following resolution:

"Resolved, that the compensation of Cubic's named executive officers during fiscal year 2019, as described in its proxy statement for its 2020 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis and other related tables and disclosure, is hereby approved."

This proposal, commonly known as "say-on-pay," gives you the opportunity to express your views on the Company's executive compensation practices. Because your vote is advisory, it will not be binding upon the Board. However, the Executive Compensation Committee will carefully consider the outcome of the vote when making future executive compensation decisions. At our 2019 Annual Meeting, shareholders approved our named executive officer compensation policies by a strong majority, with approximately 96% of shareholder votes cast in favor of our 2019 say-on-pay resolution (excluding abstentions and broker non-votes). We expect to bring a similar proposal to you at each annual meeting of shareholders.

2019	96% approval

2018	94% approval

As described more fully in the Compensation Discussion and Analysis herein, the Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, aligned with the long-term interests of our shareholders, and enable the Company to attract and retain experienced senior executives.

Voting Recommendation
✓ The Board recommends that you vote FOR this proposal.

    2020 Notice and Proxy Statement / 27

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation and Other Information – Table of Contents

28	NAMED EXECUTIVE OFFICERS

29	COMPENSATION DISCUSSION AND ANALYSIS
29	SECTION 1: OVERVIEW OF PERFORMANCE AND COMPENSATION HIGHLIGHTS
29	2019 Performance Highlights
31	2019 Compensation Elements
32	Fiscal Year Target Total Compensation Mix
32	2019 Key Executive Compensation Outcomes
33	Investor Feedback, Response to the 2019 Say-On-Pay Vote and Key Changes to Compensation Program
33	Key Changes to Long-Term Equity Incentives from Fiscal Year 2018 to Fiscal Year 2019
33	Key Changes to Executive Compensation Program for Fiscal Year 2020
34	Review of Executive Compensation Best Practices
34	SECTION 2: KEY OBJECTIVES AND SETTING EXECUTIVE COMPENSATION
34	Guiding Principles and Objectives
36	Setting Executive Compensation
37	Comparable Company Compensation Data and Peer Group Used for Fiscal Year 2019 Executive Compensation Decisions
38	SECTION 3: FISCAL YEAR 2019 EXECUTIVE COMPENSATION DECISIONS

50	SECTION 4: OTHER COMPENSATION MATTERS AND BENEFIT PROGRAMS
50	Stock Ownership Requirements
51	Deductibility of Executive Compensation
52	Executive Compensation Committee Report

53	EXECUTIVE COMPENSATION TABLES
53	Summary Compensation Table
55	All Other Compensation – Detail
55	CEO Pay Ratio
57	Grants of Plan-Based Awards Fiscal Year 2019
59	Outstanding Equity Awards at Fiscal Year-End
61	Option Exercises and Stock Vested
61	Pension Benefits Fiscal Year 2019
62	Nonqualified Deferred Compensation Fiscal Year 2019
62	Potential Payments Upon Termination of Change in Control
63	Potential Payments Upon Termination or Change in Control Table
65	Securities Authorized for Issuance Under Equity Compensation Plans

Named Executive Officers

The following individuals are our named executive officers for fiscal year 2019 as listed in the Summary Compensation Table below (the "Named Executive Officers" or "NEOs").

Bradley H. Feldmann	Chairman, President and Chief Executive Officer

Anshooman Aga	Executive Vice President and Chief Financial Officer

Matthew J. Cole	Former Senior Vice President of Cubic and President of Cubic Transportation Systems(1)

Michael R. Twyman	Senior Vice President of Cubic and President of Cubic Mission Solutions

Michael Knowles	Senior Vice President of Cubic and President of Cubic Global Defense

(1)
On January 6, 2020, Mr. Cole notified the Company of his resignation from his position as Senior Vice President of Cubic and President of Cubic Transportation Systems, effective January 13, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 1

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the Company's compensation philosophy and the objectives of the Company's compensation program for its executive officers, including the NEOs, and how the Executive Compensation Committee oversees the executive compensation program. This Compensation Discussion and Analysis also describes the compensation determination process for fiscal year 2019 and how each element of compensation was determined.

SECTION 1: OVERVIEW OF PERFORMANCE AND COMPENSATION HIGHLIGHTS

2019 Performance Highlights

Overall, Cubic delivered another year of strong improvement in our financial performance while continuing to invest in R&D, strategic acquisitions, talent development and business optimization to further advance our strategy.

In 2019, Cubic delivered strong growth driven by the Cubic Transportation Systems and Cubic Mission Solutions business segments. While Sales declined slightly in the Cubic Global Defense business segment, disciplined cost

    2020 Notice and Proxy Statement / 29

COMPENSATION DISCUSSION AND ANALYSIS | Section 1

management and solid project execution drove increases in Operating Income and Adjusted EBITDA for this segment. Compared to fiscal 2018, Cubic's total Sales increased 24% to $1,496 million.

Our growth also reflects expansion through acquisitions to advance our strategic priorities in transportation and defense by further enhancing our portfolio with customer-centric innovations, expanding our addressable markets and positioning Cubic for continued growth and margin expansion. Excluding the impact of acquisitions, Sales increased approximately 18%. Our 2019 results also reflect the impact of the new revenue recognition standard (ASC 606), which increased Sales by $109.2 million, including organic growth from Cubic's next-generation fare payment system contract in Boston and other projects. For a discussion of the impact of the adoption of ASC 606, see "Recently Adopted Accounting Pronouncements" in Note 1 of the Consolidated Financial Statements of the Form 10-K.

Net Income from continuing operations attributable to Cubic increased to $51.1 million compared to $8.1 million in fiscal 2018. Earnings Per Share (GAAP EPS) increased 476% to $1.67 in 2019 compared to $0.29 in 2018. Adjusted Earnings Per Share (Adjusted EPS) increased 43% to $3.13 in 2019 compared to $2.19 in 2018. The table below reconciles Adjusted EPS to GAAP EPS. Adjusted EBITDA increased 40% to $146.6 million compared to $104.6 million in fiscal 2018. Please see pages 52 through 54 of our Annual Report on Form 10-K filed with the SEC on November 20, 2019, for a reconciliation of Net Income to Adjusted EBITDA.

GAAP Net Income to Adjusted Net Income Reconciliation and GAAP EPS to Adjusted EPS Reconciliation	Years Ended September 30,

(In millions, except per share data)	2017	2018	2019
GAAP EPS	$(0.95)	$0.29	$1.67

GAAP Net income (loss) from continuing operations attributable to Cubic	$(25.7)	$8.1	$51.1

Noncontrolling interest in the loss of the VIE	—	(0.3)	(9.8)

Amortization of purchased intangibles	30.2	27.1	42.1

Gain on sale of fixed assets	0.4	—	(32.5)

Restructuring costs	2.3	5.0	15.4

Acquisition related expenses, excluding amortization	(0.2)	4.5	13.4

Strategic and IT system resource planning expenses	34.4	24.1	8.3

Other non-operating expense (income), net	(0.4)	0.7	20.0

Noncontrolling interest in Adjusted Net Income of VIE	—	—	(9.7)

Tax impact related to acquisitions(1)	(0.1)	(1.2)	(6.6)

Impact of US Tax Reform	—	(7.0)	—

Tax impact related to non-GAAP adjustments(2)	3.0	(1.0)	3.9

Adjusted net income	$43.9	$60.0	$95.6

Adjusted EPS	$1.62	$2.19	$3.13

Weighted Average Diluted Shares Outstanding (in thousands)	27,173	27,351	30,606

(1)
Represents the tax accounting impact of significant discrete items recorded at the time of acquisition.

(2)
The tax effect of the non-GAAP adjustments is generally based on the statutory tax rate of the jurisdiction of the event.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 1

2019 Compensation Elements

Three primary elements make up our executive compensation program: base salary, annual incentives and long-term incentives. The chart below summarizes these compensation elements for fiscal year 2019, which are described in more detail in the discussion that follows.

    2020 Notice and Proxy Statement / 31

COMPENSATION DISCUSSION AND ANALYSIS | Section 1

Fiscal Year Target Total Compensation Mix

The charts below show that the significant majority of target total direct compensation for our NEOs is variable or "at-risk," and tied to achievement of performance objectives or stock price performance.

2019 Key Executive Compensation Outcomes

  •
  Market-based Base Salary Adjustments. The Executive Compensation Committee approved adjustments to the NEOs' base salaries for fiscal year 2019 based on its review of comparable company data and an evaluation of the NEOs' individual performance. Mr. Feldmann's base salary was increased by 6.8% over fiscal year 2018, while the other NEOs' base salary increases averaged 9.3% over fiscal year 2018 (which average excludes the increase for Mr. Knowles of 21.1%, which represented an increase in connection with his promotion to the position of Senior Vice President of Cubic and President of Cubic Global Defense for fiscal year 2019).

  •
  Annual Incentive Plan. The Executive Compensation Committee has full discretion as to the form and amount of the annual incentive payments to our NEOs. As Cubic closed the 2019 fiscal year, despite strong year-over-year growth, negative discretion resulting in multipliers ranging from 0.7 to 0.9 was applied to the NEO's 2019 annual incentive payouts based on qualitative measures of business performance that were outside the plan formulas.

  The Executive Compensation Committee then approved individual performance multipliers for the NEOs ranging from 0.95 to 1.20. Finally, in order to achieve our fiscal year 2019 financial commitments and to enhance retention and long-term performance, the Executive Compensation Committee determined that the 2019 annual incentives for the NEOs and other key employees would be satisfied in the form of time-based restricted stock units ("RSUs") and performance-based restricted stock units ("PRSUs"), with a 20% enhancement added to avoid adverse tax consequences to the NEOs under applicable tax rules and to recognize the transition from cash to equity settlement of the 2019 annual incentives.

  •
  No Vesting of Fiscal Year 2017-2019 PRSUs. All of the 2017-2019 PRSUs were forfeited following the end of the three-year performance period that ended on September 30, 2019 as a result of the level of Sales growth, Adjusted EBITDA growth and return on equity ("ROE") falling below threshold levels for the three-year performance period without adjustment for the sale of the Global Defense Services business on May 31, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 1

Investor Feedback, Response to the 2019 Say-On-Pay Vote and Key Changes to Compensation Program

As described in Proposal 2, Cubic seeks an annual non-binding advisory say-on-pay vote from its shareholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis and other related tables and disclosure.

In February 2019, we held our most recent say-on-pay vote, with approximately 96% of shareholder votes cast in favor of our 2019 say-on-pay resolution (excluding abstentions and broker non-votes). While this represented overwhelming support of our executive compensation program, our Executive Compensation Committee takes into consideration the outcome of our say-on-pay votes as they review executive compensation decisions.

Based in part on feedback from discussions with shareholders following our two most recent say-on-pay votes and, in part, on its reevaluation of our compensation program and advice from its independent compensation consultant to better align our program with shareholder interests, the Executive Compensation Committee implemented certain changes to our executive compensation program for fiscal year 2019 and fiscal year 2020, as described below.

Key Changes to Long-Term Equity Incentives from Fiscal Year 2018 to Fiscal Year 2019

In response to the foregoing feedback and certain changes in our business, our executive compensation program for fiscal 2019 contained a few key changes to the PRSUs that comprise 50% of our long-term equity incentive program.

  •
  In view of the divestiture of the Global Defense Services business and known acquisitions in the pipeline, we adopted a transitional approach whereby Adjusted EBITDA growth and Sales growth would be equally-weighted and measured over three one-year periods with the average of the performance in each of those three years determining the basis for the final assessment of performance.

  •
  Eliminated the ROE metric for plan simplicity.

  •
  Added a relative TSR modifier to ensure that PRSUs reward long-term performance for shareholders.

    •
    The relative TSR modifier adjusts the final number of PRSUs earned up or down by 25% by comparing Cubic's relative TSR to the Russell 2000 index TSR for the performance period based on a scale established by the Executive Compensation Committee.

    •
    The total shares that may be earned at the end of the three-year performance is capped at 250% of the target number of PRSUs, a result that can only occur if maximum achievements are earned in both Sales growth and Adjusted EBITDA growth, in addition to Cubic's TSR for the performance period being at least 2,500 basis points above the Russell 2000 Index TSR for the performance period.

Key Changes to Executive Compensation Program for Fiscal Year 2020

Our executive compensation program for fiscal 2020 contains a few key changes to the annual incentive awards and RSUs and PRSUs.

  •
  Annual Incentive Plan. For fiscal year 2020, the Executive Compensation Committee replaced the invested capital and asset turnover metrics with operating cash flow to reflect feedback from shareholders and our financial priorities for fiscal year 2020.

  •
  PRSUs. Fiscal year 2020 PRSU awards incorporate the following key changes:

    •
    Completing our transition to a performance-based and shareholder return focused long-term incentive plan, the fiscal year 2020 PRSUs return to the measurement of Sales growth and Adjusted EBITDA growth against three-year cumulative performance goals. In addition, Sales growth and Adjusted EBITDA growth will be calculated in a manner to exclude the effect of acquisitions or divestitures and foreign exchange rates.

    2020 Notice and Proxy Statement / 33

COMPENSATION DISCUSSION AND ANALYSIS | Section 2
      •
      The relative TSR modifier (up or down by 25%) is unchanged from the 2019 awards, but the modifier is capped at 1.0 if Cubic's absolute TSR is negative over the three-year performance period.

      •
      The total shares that may be earned at the end of the three-year performance is capped at 200% of the target number of PRSUs.

      •
      Removed single trigger vesting upon a change in control.

  •
  RSUs. Fiscal year 2020 RSU awards will vest ratably over three years, consistent with competitive norms.

Review of Executive Compensation Best Practices

Below is a summary of best practices we have implemented and practices we avoid.

Our Executive Compensation Best Practices
✓	Stock ownership guidelines apply to both executive officers and directors	✓	Independent compensation consultant

✓	Clawback policy for incentive compensation	✓	No tax gross-ups

✓	"Double trigger" change-in-control agreements	✓	No employment contracts

✓	Modest perquisites	✓	No hedging by executive officers and directors

✓	Long-term equity incentive award program aligns executive incentives with shareholder interests	✓	No repricing of stock options without stockholder approval

✓	Executive compensation program that received strong shareholder response (96% of votes cast voted in favor) in 2019 say-on-pay vote

SECTION 2: KEY OBJECTIVES AND SETTING EXECUTIVE COMPENSATION

Guiding Principles and Objectives

We align the interests of management with those of shareholders and other stakeholders through our executive compensation programs to ensure Cubic's future as a technology-driven, market-leading global company that makes the world better through innovation, technology solutions, and world-class products. Our policies intend to support the development of a strong executive team provided with appropriate incentives that support the business strategy, build and retain the team and address different risks associated with compensation. We strive to provide a total compensation package that fairly and equitably rewards our senior leadership team as a team and as individuals, from each of whom we expect superior performance. Our total direct compensation program is designed so that the majority of pay is variable or "at risk," with emphasis on performance over the long term.

Our executive compensation and benefits programs are guided by the following principles:

Pay for Performance

  •
  Our incentive programs are tied to multiple growth goals that we believe are leading indicators of shareholder value to be achieved in manners consistent with our values.

  •
  We measure performance as a team and by each individual executive's contribution to outcomes.

Retention of a Strong Leadership Team

  •
  Compensation opportunities are intended to be competitive against our peers and broader industry competitors for talent.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 2
  •
  By allowing pay to exceed median when performance warrants, we expect to be able to attract and retain the kind of leadership that is demanded by the complexity of opportunities and challenges in our business.

Aligned with Shareholder Interests

  •
  We balance fixed and variable compensation opportunities to manage risk while emphasizing performance.

  •
  All of our long-term incentives are earned in the form of equity that vests over time on the basis of performance and/or continued contribution.

  •
  Stock ownership guidelines and our compensation recovery policy encourage long-term results for shareholders.

Use of Comparable Company Compensation Data

  •
  Our pay opportunities and our compensation programs are reviewed against a peer group and comparable company data and best practices, as further described below, and are modified when we can better attract, retain, and motivate as a result.

  •
  We strive to target overall target compensation at the median for seasoned performers, but our actual compensation can vary between the lower and the upper quartiles based on delivered performance, with such variances determined in the discretion of our Executive Compensation Committee.

Pay Positioning

  •
  Our Executive Compensation Committee reviews competitive peer and survey compensation at the 25th, 50th, and 75th percentiles in order to understand how the marketplace pays for roles similar to our NEOs. Without targeting a specific percentile for target total direct compensation, the Executive Compensation Committee expects that actual executive compensation will vary between the lower and the upper quartiles based on experience and delivered performance.

  •
  In setting fiscal year 2019 executive compensation, after a review of the comparable company data, the Executive Compensation Committee noted that Mr. Feldmann's total direct target compensation was below the median of chief executives at comparable companies in the peer group and survey data. After evaluating his performance and experience, the Executive Compensation Committee approved increases to Mr. Feldmann's base salary and long-term incentive award target value that brought his total direct target compensation to a level somewhat above the 50th percentile of the comparable company data.

  •
  Additionally, the Executive Compensation Committee noted that the total direct target compensation of the other NEOs fell below the 50th percentile of executives in comparable positions and approved recommendations presented by Mr. Feldmann for base salary increases and adjustments to their target long-term incentive award values to bring, on average, total direct compensation approximating the 50th percentile of the comparable company data.

  •
  While the Executive Compensation Committee used this comparable company data as a guide in determining which compensation components to increase and by how much, the final determinations were not made by reference to specific targeted levels for any of the individual compensation components.

Oversight

  •
  Our compensation programs and their outcomes are approved by an independent Executive Compensation Committee.

  •
  By overseeing the establishment and evolution of policies and programs, the Executive Compensation Committee motivates decision-making and behaviors that delivers value to shareholders and stakeholders within a mandate to build Company sustainability, culture and productivity.

    2020 Notice and Proxy Statement / 35

COMPENSATION DISCUSSION AND ANALYSIS | Section 2

Setting Executive Compensation

Our annual compensation evaluation process includes a review of salary, annual incentives and long term incentive practices of organizations of similar size, in comparable industries, and specific individuals with relevant responsibilities and experience. In addition to reviewing comparable company data from our identified peer group and third party compensation consultants surveys, the Executive Compensation Committee also relies on the judgment of its members in making compensation decisions consistent with the guiding principles and objectives of our compensation program described above. After carefully reviewing our performance, as well as evaluating a NEO's annual performance compared to established goals, leadership qualities, operational performance, business responsibilities, career with our Company, current compensation arrangements and long-term potential to enhance shareholder value, an informed decision is reached.

The roles of management, the Executive Compensation Committee and the committee's independent compensation consulting in setting executive compensation are further described below:

Executive Compensation Committee

•

Oversees our executive compensation program for executive officers

•

Authorized to retain the services of an independent compensation consultant in connection with the oversight of our executive compensation program

•

Determines and approves ongoing compensation arrangements for our executive officers and recommends to the Board the compensation for Independent Directors

•

Evaluates and approves compensation elements annually

Management

•

CEO provides the Executive Compensation Committee with recommendations regarding salary, annual incentives and equity compensation for the executive officers (other than himself)

•

Human resources department assists in the formulation of compensation recommendations to the Executive Compensation Committee, and other executive officers may provide relevant input as needed for persons other than themselves

•

CEO and our human resources department support their recommendations regarding executive compensation with competitive market data

Independent Compensation Consultant	• Reports to the Executive Compensation Committee • Advises on our compensation levels and compensation program

During fiscal years 2018 and 2019, the Executive Compensation Committee independently engaged Radford to provide senior executive compensation and non-employee director compensation advice. Radford surveyed executive compensation for similar sized companies in comparable businesses specific to senior executive positions and responsibilities.

After review and consultation with Radford, the Executive Compensation Committee determined Radford to be independent and that no conflict of interest resulted from retaining Radford during fiscal year 2019. In reaching these conclusions, the Executive Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards.

In late fiscal year 2019, in preparation for fiscal year 2020 compensation planning, the Executive Compensation Committee independently engaged Pay Governance LLC to provide senior executive compensation and non-employee director compensation advice.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 2

After review and consultation with Pay Governance, the Executive Compensation Committee determined Pay Governance to be independent and that no conflict of interest resulted from retaining Pay Governance during fiscal year 2019. In reaching these conclusions, the Executive Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards.

Comparable Company Compensation Data and Peer Group Used for Fiscal Year 2019 Executive Compensation Decisions

The Executive Compensation Committee's annual compensation evaluation process includes a review of the salary, annual incentive and long-term incentive practices of organizations of similar size, in comparable industries, and concerning individuals with relevant responsibilities and experience. The Executive Compensation Committee also reviews recommendations of our CEO and our human resources department that are supported by this competitive market data.

For fiscal year 2019 compensation setting purposes, industry survey data was provided by three independent consulting firms (Radford, Mercer and Willis Towers Watson). These surveys were subscribed to by our human resources department (data is not customized to our Company), and included surveys with both a regional and national focus. These surveys included data from approximately 4,000 companies and included executive and non-executive salaries, annual incentives and long-term incentive compensation data.

Providers of this data do not vary their reports from a standard format, the identities of the individual companies are not included in the surveys, and the Committee did not receive individual compensation information for the companies included in the surveys. Our objective was to obtain data from a broad spectrum of technology and defense companies and also from public companies with similar revenue levels.

As part of its compensation review, Radford also prepared an independent assessment of competitive compensation levels and incentive practices for the Company's CEO for fiscal year 2019. The review was based on the survey data provided by our human resources department, as described above, as well as proxy disclosures by a select group of relevant peer companies.

Sixteen peer companies were approved by the Executive Compensation Committee in November 2018 with review and input from the Committee's then-current independent compensation consultant, Radford, and senior management based on industry sector, similarity of business activities, size and performance. The objective was to have a group of companies sufficient in size and relevance to provide meaningful assessments of compensation levels and practices. The peer group used for the fiscal year 2019 compensation setting process included the following defense and technology companies.

• AAR Corp	• HEICO Corporation	• Teradata Corporation

• Comtech Telecommunications Corp.	• Kratos Defense & Security Solutions, Inc.	• Tyler Technologies, Inc.

• Crane Co.	• Maxar Technologies Inc.	• VeriFone Systems, Inc.

• Curtiss-Wright Corporation	• Mercury Systems. Inc.	• Viasat, Inc.

• Esterline Technologies Corporation	• OSI Systems, Inc.

• FLIR Systems, Inc.	• Teledyne Technologies Incorporated

After the divestiture of Cubic Global Defense Services, the peer group was adjusted to focus on companies that are technology driven. The peer group changes from fiscal year 2018 included removing AeroVironment, Inc., CACI International Inc., Engility Holdings, Inc., ManTech

International Corporation and NIC Inc. and adding Comtech Telecommunications, Crane Co., Curtiss-Wright, FLIR Systems, Maxar Technologies and OSI Systems.

    2020 Notice and Proxy Statement / 37

COMPENSATION DISCUSSION AND ANALYSIS | Section 3

SECTION 3: FISCAL YEAR 2019 EXECUTIVE COMPENSATION DECISIONS

The table below summarizes the fiscal year 2019 compensation decisions for our NEOs. Details about the 2019 compensation decisions are more fully discussed below in this Section 3.

Pay Element	CEO (Mr. Feldmann)	Other NEOs	Additional Comments
Base Salary	• Base salary was increased to $940,000 (up 6.8%)	• Merit increases averaged 9.3% for Aga, Cole and Twyman; Knowles was newly promoted beginning fiscal 2019	• Adjustment to base salaries based on comparable company data and evaluation of individual performance by Executive Compensation Committee

Annual Incentive	• Target: 100% of base salary	• Target: Average 72.5% of base salary	• Targets were unchanged from prior year (average of 70% for fiscal 2018) with the exception of Mr. Aga, whose target was increased to 80% to align with comparable company data
	• Earned award paid at 87.5% of target	• Average earned award for NEOs in place at year end was 108% of individual target awards	• 2019 annual incentive awards paid in the form of RSUs and PRSUs, as described below under "Annual Incentive Plan"

Long-Term Incentive – PRSUs Annual Grant	• Represented 50% of 2019 annual LTI awards (at "target")	• Represented 50% of 2019 annual LTI awards for other NEOs (at target) in position at the time of the annual LTI awards in November 2019	• Vests based on annual Company Sales growth and annual Adjusted EBITDA growth and relative TSR for performance period as described below under "Long-Term Equity Incentive Awards"

Long-Term Incentive – RSUs Annual Grant	• Represented 50% of 2019 annual LTI awards	• Represented 50% of 2019 annual LTI awards for other NEOs in position at the time of the annual LTI awards in November 2019	• Vests over 4 years

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COMPENSATION DISCUSSION AND ANALYSIS | Section 3

BASE SALARY

Base salaries for our executives are established based on individual factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive comparable company data and an evaluation of their performance.

In November 2018, the Executive Compensation Committee, upon establishing the total target compensation for the NEOs for 2019 consistent with our overall compensation philosophy, established the following 2019 base salaries for the NEOs:

Named Executive Officers	2019 Base Salary	Year- over- Year
Mr. Feldmann	$940,000	+6.8%

Mr. Aga	$484,000	+10.0%

Mr. Cole	$521,813	+10.0%

Mr. Twyman	$515,687	+8.0%

Mr. Knowles	$350,000	+21.1%

The adjustments to the NEOs' base salaries for fiscal year 2019 were made at the beginning of fiscal year 2019 based on the Executive Compensation Committee's review of comparable company data, as described above, and their assessment of each individual's performance.

The fiscal year 2019 base salaries for each of the NEOs are reflected in the Summary Compensation Table in the Executive Compensation Tables section below.

ANNUAL INCENTIVE PLAN

Our annual incentive awards emphasize pay-for-performance by providing our executives with the opportunity to receive performance awards based on annual corporate and business segment objectives and individual performance.

At the beginning of the fiscal year, the Executive Compensation Committee sets each listed NEO's annual incentive target amount as part of the annual performance review and compensation adjustment cycle.

Individual target percentages for the last two years were:

	2018 Target Annual Incentive Award	2019 Target Annual Incentive Award
Mr. Feldmann	100%	100%

Mr. Aga	70%	80%

Other NEOs	70%	70%

Mr. Aga's 2019 target incentive award was increased by the Executive Compensation Committee following their review of peer competitive practices and an assessment of the importance of the Chief Financial Officer role.

Individual target annual incentive awards for the NEOs were determined by multiplying their 2019 fiscal year base salary by their individual target award percentage.

Target Performance Levels and Metrics

NEO annual incentives are determined through a three-step performance measurement process:

The various performance objectives under the annual incentive plan are weighted depending on the Executive Compensation Committee's belief regarding the suitability of emphasis of each factor for that year's performance.

The following table describes each of the corporate and segment performance metrics (85% weighting to specific financial metrics) and the relative weighting percentage for each metric.

    2020 Notice and Proxy Statement / 39

COMPENSATION DISCUSSION AND ANALYSIS | Section 3

Metrics	Rationale	Weighting CEO & CFO	Weighting other NEOs
Total Cubic Sales	Drives achievement of key annual performance goals aligned with our strategy and our objective to deliver growth and shareholder value	15%	—

Total Cubic Adjusted EBITDA	Key measure of growth and operating performance; target is set to exceed Sales growth to drive improved profitability	50%	20%

Total Cubic Invested Capital Turnover	Promotes efficient use of capital	20%	—

Segment Sales	Aligns with company-wide objective and the individual's specific area of responsibility	—	10%
Segment Adjusted EBITDA		—	35%
Segment Asset Turnover		—	20%

Digital Strategy	Aligns with our strategic objective to enhance long-term value for our customers and shareholders	15%	15%

Target levels for the various performance objectives are set to require challenging but attainable goals depending on current market conditions and our business prospects. The following table describes the minimum and maximum achievement levels attributable to the 2019 performance measures.

		Min	Max
Adjusted EBITDA	% of Target	70%	120%
	% of Award	0%	200%
each 1% achievement above target, payout amount increases by 5%

Sales	% of Target	75%	115%
	% of Award	0%	200%
each 1% achievement above target, payout amount increases by 6.67%

Invested Capital Turnover	% of Target	75%	120%
	% of Award	0%	200%
each 1% achievement above target, payout amount increases by 5%

Digital Strategy	% of Target	70%	100%
	% of Award	0%	100%
Digital Strategy is a subjective measure and is capped at 100% achievement

The table below sets forth the performance objectives and weighting for each of the NEOs, our actual performance relative to those objectives during fiscal 2019 and the formulaic weighted percentage achievement for the annual incentive awards. As described in the table below, the overall formulaic weighted percentage achievement relative to all the corporate and segment performance measures for fiscal year 2019, prior to the application of the Executive Compensation Committee's negative discretion as described below, was 91.17% for Messrs. Feldmann and Aga, 75.65% for Mr. Cole, 118.77% for Mr. Twyman and 118.18% for Mr. Knowles.

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Performance measures (In thousands, except ratios)	2019 Weighting %	2019 Target	2019 Actual	% of Target Achieved	Formulaic % of Payout Earned
Cubic Corporation

Performance measures for Cubic Corporation are for Mr. Feldmann and Mr. Aga

Sales(1)	15%	$1,328,082	$1,414,708	106.52%	21.52%

Adjusted EBITDA(2)	50%	$124,243	$118,283	95.20%	42.80%

Invested Capital Turnover(3)	20%	1.60	1.52	95.00%	16.72%

Digital Strategy	15%			92.50%	10.13%

Total					91.17%

Cubic Transportation Systems

Performance measures for Cubic Transportation Systems are for Mr. Cole

Segment Sales(1)	10%	$810,299	$775,454	95.70%	8.71%

Segment Adjusted EBITDA(2)	35%	$102,122	$86,516	84.72%	16.18%

Segment Asset Turnover(3)	20%	2.96	3.06	103.38%	23.51%

Consolidated Adjusted EBITDA(2)	20%	$124,243	$118,283	95.20%	17.12%

Digital Strategy	15%			92.50%	10.13%

Total					75.65%

Cubic Mission Solutions

Performance measures for Cubic Mission Solutions are for Mr. Twyman

Segment Sales(1)	10%	$235,000	$321,329	136.74%	20.00%

Segment Adjusted EBITDA(2)	35%	$34,000	$35,255	103.69%	41.46%

Segment Asset Turnover(3)	20%	2.50	2.75	110.00%	30.06%

Consolidated Adjusted EBITDA(2)	20%	$124,243	$118,283	95.20%	17.12%

Digital Strategy	15%			92.50%	10.13%

Total					118.77%

Cubic Global Defense

Performance measures for Cubic Global Defense are for Mr. Knowles

Segment Sales(1)	10%	$312,783	$317,925	101.64%	11.10%

Segment Adjusted EBITDA(2)	35%	$25,621	$31,400	122.56%	57.55%

Segment Asset Turnover(3)	20%	2.20	2.25	102.27%	22.28%

Consolidated Adjusted EBITDA(2)	20%	$124,243	$118,283	95.20%	17.12%

Digital Strategy	15%			92.50%	10.13%

Total					118.18%

(1)
For purposes of the 2019 Annual Incentive Plan, Sales and segment Sales exclude the Sales of businesses acquired during 2019. The following is a reconciliation of our fiscal year 2019 Sales as defined by the Executive Compensation Committee for purposes of the 2019 Annual Incentive Plan:

Sales (in millions)	Consolidated	CTS	CMS	CGD
Sales as reported	$1,496.5	$849.8	$328.8	$317.9

Sales from companies acquired in fiscal year 2019	(81.8)	(74.3)	(7.5)	—

Sales used in 2019 Annual Incentive Plan calculation	$1,414.7	$775.5	$321.3	$317.9

(2)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), and Segment Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Segment Adjusted EBITDA") are non-GAAP performance measures that exclude income taxes, non-operating income and expenses, depreciation, amortization, ERP/supply chain initiative expenses, acquisition related expenses, restructuring costs, intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges. For purposes of the 2019 Annual Incentive Plan, Adjusted EBITDA excludes the Adjusted EBITDA of businesses acquired during 2019 as well as an adjustment to incentive compensation expense that was made only for purposes of this calculation.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 3

  The following is a reconciliation of Consolidated and Segment Adjusted EBITDA to Net Income as defined by the Executive Compensation Committee for purposes of the 2019 Annual Incentive Plan:

Year Ended September 30, 2019 (in millions)	Consolidated	CTS	CMS	CGD
Net income from continuing operations attributable to Cubic	$51.1

Noncontrolling interest in loss of VIE	(9.8)

Provision for income taxes	11.0

Interest expense, net	13.9

Other non-operating expense (income), net	20.0

Operating income	86.2	$77.2	$7.8	$23.0

Depreciation and amortization	64.7	30.7	23.3	6.8

Other non-operating (expense) income, net	(20.0)	—	—	—

EBITDA	130.9	107.9	31.1	29.8

Noncontrolling interest in EBITDA of VIE	(8.9)	(8.9)	—	—

Acquisition related expenses, excluding amortization	13.4	8.3	3.3	1.7

Strategic and IT system resource planning expenses	8.3	—	—	—

Gain on sale of fixed assets	(32.5)	—	—	(2.0)

Restructuring costs	15.4	3.2	—	3.3

Other non-operating expense (income), net	20.0	—	—	—

Adjusted EBITDA	146.6	110.5	34.4	32.8

Adjusted EBITDA from companies acquired in 2019	(17.8)	(20.0)	2.2	—

Other adjustments approved by the Executive Compensation Committee	(10.5)	(4.0)	(1.3)	(1.4)

Adjusted EBITDA used in annual incentive calculations	$118.3	$86.5	$35.3	$31.4

(3)
For purposes of the 2019 Annual Incentive Plan, the Invested Capital Turnover measure uses Sales as defined in note (1) above. Invested capital is defined as total equity, plus total short- and long-term borrowings, less cash and marketable securities. Invested Capital Turnover is Sales divided by invested capital. Segment Asset Turnover uses Segment Sales as defined in note (1) above divided by segment average inventory and accounts receivable balances. Accounts receivable includes billed accounts receivable, contract assets and long-term financing receivables less contract liabilities.

Application of Negative Discretion

The Executive Compensation Committee has full discretion as to the form and amount of the annual incentive payments. As Cubic closed the 2019 fiscal year, despite strong year-over-year growth, negative discretion was applied to the NEO's fiscal 2019 formulaic annual incentive payouts based on the Executive Compensation Committee's subjective assessment of qualitative measures of business performance that were outside the plan formulas. The additional multipliers for fiscal year 2019 were as follows:

Cubic (Messrs. Feldmann and Aga) – 0.8; Cubic Transportation Systems (Mr. Cole) – 0.7; Cubic Mission Solutions (Mr. Twyman) – 0.9; and Cubic Global Defense (Mr. Knowles) – 0.8

Individual Multiplier

The overall weighted percentage achievement relative to all performance goals for fiscal year 2019 for each NEO (after application of the reductions implemented by the Executive Compensation Committee pursuant to its exercise of negative discretion) was also multiplied by an individual performance factor and then by each NEO's target annual incentive to determine his final fiscal year 2019 annual incentive payout.

The individual performance multipliers were based on the annual performance rating given to each individual, which is based on an aggregate consideration of organizational role, business results, performance against objectives, operational excellence, talent development and employee engagement. The ratings provided for a possible range of 0% to 130% for the multiplier factor. Mr. Feldmann rated Messrs. Aga, Cole, Twyman and Knowles and recommended the multiplier for each. The Executive Compensation Committee reviewed and approved the multipliers for each executive. The Executive Compensation Committee rated Mr. Feldmann, and then assigned a multiplier. Individual performance multipliers were based on internal performance evaluations and the Executive Compensation Committee's subjective evaluation of each NEO's performance relative to his or her individual performance objectives for the fiscal year.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 3

The individual performance multipliers determined by the Executive Compensation Committee for fiscal year 2019 were as follows:

Mr. Feldmann – 1.0; Mr. Aga – 1.05; Mr. Cole – 0.95; Mr. Twyman – 1.2; and Mr. Knowles – 1.1

Payment of Fiscal 2019 Approved Annual Incentives in Equity

Finally, in order to achieve our fiscal year 2019 financial commitments and to enhance retention and long-term performance, the Executive Compensation Committee determined that the 2019 annual incentives for the NEOs and other key employees would be satisfied in the form of RSUs and PRSUs, with a 20% enhancement added to avoid adverse tax consequences to the NEOs under applicable tax rules and to recognize the transition from cash to equity settlement of the 2019 annual incentives.

After applying the formulaic payout percentages described above, applying the multipliers resulting from the Executive Compensation Committee's negative discretion, and deciding individual performance multipliers for each NEO, the Executive Compensation Committee approved 2019 annual incentive payments as follows:

									Qualitative Portion

Name	Base Salary	x	Individual Target Percentage	=	Target Award	x	Formulaic Portion	x	Company Performance Multiplier	x	Individual Performance Multiplier	=	Annual Incentive Cash Award Earned	x	Adjustment for Tax Purposes	=	Final Annual Incentive Award Granted in Equity
Bradley H. Feldmann	$940,000		100%		$940,000		91.17%		0.80		1.00		$685,627		120%		$822,753

Anshooman Aga	$484,000		80%		$387,200		91.17%		0.80		1.05		$296,541		120%		$355,849

Matthew J. Cole	$521,813		70%		$365,269		75.65%		0.70		0.95		$183,749		120%		$220,499

Michael R. Twyman	$515,687		70%		$360,981		118.77%		0.90		1.20		$463,019		120%		$555,623

Michael Knowles	$350,000		70%		$245,000		118.18%		0.80		1.10		$254,787		120%		$305,744

This final adjusted annual cash incentive value for each NEO was then converted into a number of RSUs and PRSUs based on the closing price per share of Cubic's common stock ($59.55) on the grant date (November 29, 2019) in accordance with the methodology set forth below. The RSUs and PRSUs were granted on the same terms as the other fiscal year 2020 long-term incentive awards granted to the NEOs, as further described below under 'Long-Term Equity Incentive Awards.'

Name	Final Annual Incentive Award	/	Closing Price on Grant Date	=	Annual Incentive Award Granted in Equity (Total RSUs and PRSUs)	RSUs Granted	PRSUs Granted
Bradley H. Feldmann	$822,753		$59.55		13,816	6,908	6,908

Anshooman Aga	$355,849		$59.55		5,976	2,988	2,988

Matthew J. Cole	$220,499		$59.55		3,703	1,851	1,851

Michael R. Twyman	$555,623		$59.55		9,330	4,665	4,665

Michael Knowles	$305,744		$59.55		5,134	2,567	2,567

LONG-TERM EQUITY INCENTIVE AWARDS

We award both RSUs and PRSUs pursuant to our long-term equity incentive award program. All of the awards are made under our 2015 Incentive Award Plan. Each RSU represents a contingent right to receive one share of our common stock. Vested shares will be delivered to the recipient following each vesting date. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on our common stock and vest proportionately with the RSUs to which they relate.

The use of PRSUs as a component of the overall equity awards granted is based upon the Executive Compensation Committee's consideration of competitive market data, the desirability of utilizing a balanced system to mitigate risk, the desire to encourage superior performance while building ownership, and the desirability of this type of equity award as a component of a pay-for-performance program.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 3

Fiscal 2019 Long-Term Equity Incentive Awards

In November 2018, the Executive Compensation Committee awarded the RSUs and PRSUs to the NEOs listed below.

Grants were made such that 50% of the total long-term incentive value must be earned on the basis of both performance and service over the 3-year performance period.

Name	Title	Time-Based Vesting RSUs (#)	Target Number of PRSUs (#)
Bradley H. Feldmann	Chairman, President and Chief Executive Officer	31,182	31,182

Anshooman Aga	Executive Vice President and Chief Financial Officer	7,796	7,796

Matthew J. Cole	Former Senior Vice President, Cubic Corporation; President, Cubic Transportation System	5,457	5,457

Michael R. Twyman	Senior Vice President, Cubic Corporation; President, Cubic Mission Solutions	5,457	5,457

Michael Knowles	Senior Vice President, Cubic Corporation; President, Cubic Global Defense	3,898	3,898

The RSUs vest in four equal installments on each of October 1, 2019, 2020, 2021 and 2022, subject to the recipient's continued service with the Company through each such vesting date, except as otherwise provided in the applicable RSU agreement. RSUs granted commencing in fiscal year 2020 will vest in three equal annual installments.

The PRSUs granted to our NEOs are intended to reward the achievement of the following objectives over a three-year period:

Metric	Rationale	Weight
Annual Sales growth over prior year	• Key to our long-term success and reflects our focus on performance metrics that drive growth and shareholder value	50%

Annual Adjusted EBITDA growth over prior year	• Drives performance towards achieving profitable growth and our strategic objectives related to building a technology-driven, market-leading company; target is set to exceed Sales growth to drive improved profitability	50%

Relative TSR multiplier	• To further link the long-term interests of management and shareholders

The three-year performance period for the PRSUs granted on November 21, 2018 commenced on October 1, 2018 and will end on September 30, 2021. These performance-based RSUs are referred to as the "2019-2021 PRSUs."

The 2019-2021 PRSUs vest at the end of a three-year performance period based 50% on Cubic's annual Sales growth and 50% on Cubic's annual Adjusted EBITDA growth for each of the three fiscal years within the performance period, subject to the recipient's continued service through the end of the three-year performance period, except as otherwise provided in the applicable PRSU agreement.

If the Company's annual Sales growth achievement and/or annual Adjusted EBITDA growth achievement for each fiscal year during the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then an annual achievement percentage for such fiscal year will be determined (50%, 100% and 200%, respectively), as reflected in the table below:

Annual Sales Growth	Annual Sales Growth Achievement Percentage
Less than 2.5%	0%

2.5%	50%

5.0%	100%

7.5% or Greater	200%

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Annual Adjusted EBITDA Growth	Annual Adjusted EBITDA Growth Achievement Percentage
Less than 2.75%	0%

2.75%	50%

5.5%	100%

8.25% or Greater	200%

Performance below the threshold level for a performance measure will result in a 0% achievement percentage for the applicable fiscal year for that measure.

Following the completion of the three-year performance period, the Executive Compensation Committee will determine the annual achievement percentage relative to Sales growth and Adjusted EBITDA growth for each of the three fiscal years in the performance period and determine the final average achievement percentage for the performance period for each factor.

Cubic's annual Sales growth for each fiscal year during the performance period will be determined by dividing Cubic's Sales during the applicable fiscal year, divided by Cubic's Sales for the preceding fiscal year, expressed as a percentage. Cubic's annual Adjusted EBITDA growth for each fiscal year during the performance period will be determined by dividing Cubic's Adjusted EBITDA during the applicable fiscal year, divided by Cubic's Adjusted EBITDA for the preceding fiscal year, expressed as a percentage.

For these 2019-2021 PRSUs, Cubic's relative TSR as compared to the Russell 2000 Index over the performance period will result in a multiplier for the number of PRSUs that will vest, after the final annual Sales and Adjusted EBITDA achievement percentages have been determined for the performance period. If

Cubic's relative TSR performance exceeds the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier will result in up to an additional 25% of the PRSUs vesting at the end of the performance period. If Cubic's TSR performance is below the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier could result in a reduction of up to 25% of these PRSUs vesting at the end of the performance period. The relative TSR performance multiplier is described in the table below:

Relative TSR Performance	TSR Multiplier
Cubic TSR is 2500 basis points or more above the Russell 2000 Index TSR	125%

Cubic TSR is 1000 basis points above the Russell 2000 Index TSR	110%

Cubic TSR is 1000 basis points below the Russell 2000 Index TSR	90%

Cubic TSR is 2500 basis points or more below the Russell 2000 Index TSR	75%

In no event will the number of 2019-2021 PRSUs that vest at the end of the three-year performance period exceed 250% of the target PRSUs.

The percentage for determining the number of PRSUs that will vest if performance is between specified achievement levels will be determined by linear interpolation.

As described in the table below, based on the level of Sales growth and Adjusted EBITDA growth for fiscal year 2019, the achievement levels for fiscal year 2019 relative to these objectives that will be used in determining the final average achievement percentage at the end of the three-year performance period are set forth below:

Performance Measures	2019-2021 PRSU Weighting Percentage	2019 Growth Achieved	Annual Achievement Percentage for 2019
Cubic Corporation

Sales Growth Factor(1)	50%	15.3%	200%

Adjusted EBITDA Growth Factor(2)	50%	34.5%	200%

(1)
The annual Sales growth for fiscal year 2019 is calculated based upon the amounts included in the Company's respective Annual Reports on Form 10-K for the fiscal years ended September 30, 2018 and September 30, 2019, as filed with the SEC, less $109,199,000 of the impact of ASU 2014-09, Revenue from Contracts with Customers, (commonly referred to as ASC 606) on the fiscal year 2019 Sales. The achieved Sales growth for fiscal year 2019 was 15.3%.

(2)
Adjusted EBITDA is a non-GAAP performance measure used by management. In the context of the vesting criteria for the 2019-2021 PRSUs, Adjusted EBITDA excludes income taxes, non-operating income and expenses, depreciation, amortization, intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges. The annual Adjusted EBITDA growth for fiscal year 2019 is calculated based upon the amounts included in the Company's respective Annual Reports on Form 10-K for the fiscal years ended September 30, 2018 and September 30, 2019, as filed with the SEC, less the impact of ASC 606. Refer to footnote 2, of the 2017-2019 PRSUs table below, for a reconciliation of Adjusted EBITDA to net income as defined by the Executive Compensation Committee. The achieved Adjusted EBITDA growth for fiscal year 2019 was 34.5%.

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COMPENSATION DISCUSSION AND ANALYSIS | Section 3

PRSUs for Performance Period Ended
September 30, 2019

The PRSUs granted on November 14, 2016 (referred to as the "2017-2019 PRSUs") were intended to reward the achievement of the following objectives over a three-year performance period, which commenced on October 1, 2016 and ended on September 30, 2019. These RSUs were eligible to vest based on:

  •
  Sales growth (40% weighting)

  •
  Adjusted EBITDA growth, (40% weighting)

  •
  ROE (20% weighting)

If the Company's achievement of these objectives for the performance period equaled or exceeded one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs were eligible to vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that would vest if performance was between the specified achievement levels was determined by linear interpolation between the applicable achievement amounts for each measure. Performance below the threshold level for a performance measure would result in no vesting with respect to that measure.

As described in the table below, based on the level of such Sales growth, Adjusted EBITDA growth, and ROE, without adjustment for the sale of the Global Defense Services business on May 31, 2018, for the three-year performance period, the Executive Compensation Committee determined that none of the 2017-2019 PRSUs would vest and all of the awards were forfeited.

The Company's performance as compared with the targets, which resulted in a 0% payout with respect to the 2017-2019 PRSUs, is as follows:

Performance Measures	2017-2019 PRSU Weighting Percentage	2017-2019 PRSU Threshold	2017-2019 PRSU Target	2017-2019 PRSU Maximum	2017-2019 Actual Achievement	Percentage of Vesting Achieved	Weighted Vesting Earned
Cubic Corporation

Sales Growth Factor(1)	40%	1.05	1.10	1.15	0.93	0.0%	0.0%

Adjusted EBITDA Growth Factor(2)	40%	1.06	1.11	1.17	0.99	0.0%	0.0%

Return on Equity(3)	20%	5.5%	8.0%	10.5%	1.9%	0.0%	0.0%

Total							0.0%

(1)
The Sales growth factor for the 2017-2019 PRSUs was calculated as the cumulative Sales achieved in fiscal years 2017, 2018 and 2019 divided by the baseline cumulative Sales amount of $4,385,000,000. The Sales for 2017, 2018 and 2019 are based upon the amounts included in the Company's respective Annual Reports on Form 10-K for the fiscal years ended September 30, 2017, September 30, 2018, and September 30, 2019, as filed with the SEC, less $109,199,000 of the impact of ASC 606 on fiscal year 2019 Sales. The cumulative Sales achieved in fiscal years 2017, 2018 and 2019, excluding the impact of ASC 606, totaled $4,076,035,000. As such the achieved Sales growth factor was 0.93.

(2)
Adjusted EBITDA is a non-GAAP performance measure used by management. In the context of the vesting criteria for the 2017-2019 PRSUs, Adjusted EBITDA excludes income taxes, non-operating income and expenses, depreciation, amortization, intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges. The Adjusted EBITDA for 2017, 2018 and 2019 is calculated based upon the amounts included in the Company's respective Annual Reports on Form 10-K for the fiscal years ended September 30, 2017, September 30, 2018, and September 30, 2019, as filed with the SEC, less the impact of ASC 606. As such, the 2017 amounts include discontinued operations while the 2018 and 2019 amounts only include continuing operations. The Adjusted EBITDA growth factor for the 2017-2019 PRSUs is calculated as the cumulative Adjusted EBITDA achieved in fiscal years 2017, 2018 and 2019 divided by the baseline cumulative Adjusted EBITDA amount of $354,300,000. The adjusted EBITDA achieved in fiscal years 2017, 2018 and 2019, excluding the impact of ASC 606, totaled $350,818,000. As such the achieved Adjusted EBITDA growth factor was 0.99. The following is a reconciliation of Adjusted EBITDA to net income as defined by the Executive Compensation Committee for purposes of the vesting of the 2017-2019 PRSUs:

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COMPENSATION DISCUSSION AND ANALYSIS | Section 3

	Year ended September 30,			Three Years Ended September 30,

Amounts in thousands	2017	2018	2019	2019
Net income (loss) attributable to Cubic	($11,209)	$12,310	$49,694	$50,795

Discontinued operations	—	(4,243)	1,423	(2,820)

Noncontrolling interest in the loss of the VIE	—	(274)	(9,811)	(10,085)

Add:

Interest expense, net	14,033	8,809	13,934	36,776

Income taxes	15,059	7,093	11,040	33,192

Depreciation and amortization	51,099	46,600	64,742	162,441

Noncontrolling interest in EBITDA of VIE	—	—	(8,940)	(8,940)

EBITDA	68,982	70,295	122,082	261,359

Adjustments to EBITDA:

Acquisition related expenses, excluding amortization	(274)	4,420	13,437	17,583

ERP System Development	34,406	24,141	8,242	66,789

(Gain) loss on sale of fixed assets	—	—	(32,510)	(32,510)

Restructuring costs	2,468	5,018	15,386	22,872

Other non-operating expense (income), net	36	687	19,957	20,680

Adjusted EBITDA	105,618	104,561	146,594	356,773

Impact of ASC 606	—	—	(5,955)	(5,955)

Adjusted EBITDA excluding the impact of ASC 606	$105,618	$104,561	$140,639	$350,818

(a)
In the context of the vesting criteria for the 2017-2019 PRSUs above, the Adjusted EBITDA amount for 2017 excludes income taxes, non-operating income and expenses, depreciation, amortization, intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges as reflected in the Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC before such amounts were reported excluding the impact of discontinued operations, beginning in fiscal 2018. As such, the 2017 amounts include discontinued operations, which if excluded would reduce Adjusted EBITDA by $18,148,000 for the year ended September 30, 2017.
(3)
The ROE measure is calculated as (i) the sum of: (A) the percentage determined by dividing (a) the Company's net income attributable to Cubic for the fiscal year ending September 30, 2017, by (b) the Company's beginning equity as of October 1, 2016; plus (b) the percentage determined by dividing (a) the Company's net loss attributable to Cubic for the fiscal year ending September 30, 2018, by (b) the Company's beginning equity as of October 1, 2017; plus (C) the percentage determined by dividing (a) the Company's net income attributable to Cubic for the fiscal year ending September 30, 2019, less the $8.8 million impact of ASC 606, by (b) the Company's beginning equity as of October 1, 2018, excluding the impact of ASC 606; (ii) divided by three (3).

PRSUs for Performance Period Ended
September 30, 2022

The Executive Compensation Committee granted PRSUs to the NEOs on November 29, 2019 as part of Cubic's long-term equity incentive award program and also in satisfaction of the NEOs' fiscal year 2019 annual incentives, as described above. These PRSUs granted to our NEOs are intended to reward the achievement of the following objectives over a three-year period:

Metric	Rationale	Weighting
Cumulative Sales growth over performance period	• Key to our long-term success and reflects our focus on performance metrics that drive growth and shareholder value	50%

Cumulative Adjusted EBITDA growth over performance period	• Drives performance towards achieving profitable growth and our strategic objectives related to building a technology-driven, market-leading company; target is set to exceed Sales growth to drive improved profitability	50%

Relative TSR multiplier	• To further link the long-term interests of management and shareholders

The three-year performance period for the PRSUs granted on November 29, 2019 commenced on October 1, 2019 and will end on September 30, 2022.

These performance-based RSUs are referred to as the "2020-2022 PRSUs."

    2020 Notice and Proxy Statement / 47

COMPENSATION DISCUSSION AND ANALYSIS | Section 3

The 2020-2022 PRSUs vest at the end of a three-year performance period based 50% on Cubic's Sales growth and 50% on Cubic's Adjusted EBITDA growth for the performance period, subject to the recipient's continued service through the end of the three-year performance period, except as otherwise provided in the applicable PRSU agreement.

If the Company's Sales growth achievement and/or Adjusted EBITDA growth achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then an achievement percentage for the performance period will be determined (50%, 100% and 200%, respectively). Performance below the threshold level for a performance measure will result in a 0% achievement percentage for the applicable fiscal year for that measure.

Following the completion of the three-year performance period, the Executive Compensation Committee will determine the achievement percentage relative to Sales growth and Adjusted EBITDA growth for the performance period and determine the final average achievement percentage for the performance period for each factor.

Cubic's Sales growth for purposes of the 2020-2022 PRSUs generally means the aggregate of the Company's Sales during the performance period, divided by a baseline Sales level determined by the Executive Compensation Committee. Cubic's Adjusted EBITDA growth for purposes of the 2020-2022 PRSUs generally means the aggregate of the Company's Adjusted EBITDA during the performance period, divided by a baseline Adjusted EBITDA level determined by the Executive Compensation Committee. For purposes of the 2020-2022 PRSUs, Sales and Adjusted EBITDA will be calculated in a manner to exclude the effect of acquisitions or divestitures and foreign exchange rates.

For these 2020-2022 PRSUs, Cubic's relative TSR as compared to the Russell 2000 Index over the performance period will result in a multiplier for the number of PRSUs that will vest, after the final Sales growth and Adjusted EBITDA growth achievement percentages have been determined for the performance period. If Cubic's relative TSR performance exceeds the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier will result in up to an additional 25% of the PRSUs vesting at the end of the performance period. If Cubic's TSR performance is below the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier could result in a reduction of up to 25% of these PRSUs vesting at the end of the performance period. The relative TSR performance multiplier is described in the table below:

Relative TSR Performance	TSR Multiplier
Cubic TSR is 2500 basis points or more above the Russell 2000 Index TSR	125%

Cubic TSR is 1000 basis points above the Russell 2000 Index TSR	110%

Cubic TSR is 1000 basis points below the Russell 2000 Index TSR	90%

Cubic TSR is 2500 basis points or more below the Russell 2000 Index TSR	75%

If Cubic's absolute TSR is negative for the performance period, in no event will the relative TSR multiplier exceed 100%, regardless of performance relative to the Russell 2000 Index.

In addition, in no event will the number of 2020-2022 PRSUs that vest at the end of the three-year performance period exceed 200% of the target PRSUs.

The percentage for determining the number of PRSUs that will vest if performance is between specified achievement levels will be determined by linear interpolation.

Accelerated Vesting of RSUs

RSUs are generally forfeited unless an executive is continuously employed through the applicable vesting dates. There are, however, certain exceptions to this treatment.

RSUs Granted Prior to Fiscal Year 2020. For purposes of RSUs granted prior to fiscal year 2020, the RSUs granted by us vest immediately upon a recipient's termination of employment or service as a result of his or her death or disability. In addition, the RSUs vest immediately upon a recipient's termination without cause or resignation for good reason within 12 months following a change in control.

RSUs Granted Beginning in Fiscal Year 2020. Commencing with the RSUs granted in fiscal year 2020, the accelerated vesting provisions applicable to the RSUs were revised. The RSUs granted commencing in fiscal year 2020 vest immediately upon a recipient's termination of employment or service as a result of his or her death or disability. In addition, the RSUs granted to our executive officers vest immediately upon a recipient's termination without cause or resignation for good reason

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COMPENSATION DISCUSSION AND ANALYSIS | Section 3

in either case within 3 months prior to or 18 months following a change in control or during the required 12-month retirement notice period. Finally, the RSUs granted to our executive officers will vest upon retirement.

For purposes of the equity awards granted commencing in fiscal year 2020, retirement means an executive's resignation following the attainment of age 60 and 10 years of service, and the satisfaction of a 12-month notice period.

Accelerated Vesting of PRSUs

PRSUs are generally forfeited unless an executive is continuously employed through the last day of the performance period. The underlying principle is that the executive needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. There are, however, certain exceptions to this treatment.

PRSUs Granted Prior to Fiscal Year 2019. With respect to PRSUs granted prior to fiscal year 2019, upon a change in control of the Company, a number of PRSUs equal to the target RSUs will vest immediately prior to the date of such change in control. In the event of a recipient's termination of employment or service as a result of his or her disability, termination without cause or resignation for good reason, the recipient will remain eligible to vest in the PRSUs based on actual performance for the three-year performance period, with the resulting PRSUs prorated for the portion of the performance period that elapsed prior to the date of such termination.

In the event of a recipient's death, the recipient will vest in the target PRSUs, which target PRSUs shall be prorated for the portion of the performance period that elapsed prior to the date of death.

PRSUs Granted in Fiscal Year 2019. For purposes of the PRSUs granted in fiscal year 2019, upon a change in control of the Company, a number of PRSUs equal to the target PRSUs, or, if greater, the application of the relative TSR multiplier to the target PRSUs calculated for the performance period through the date of the change in control, will vest on the date of the change in control.

In the event of a recipient's termination of employment or service as a result of his or her disability, termination without cause or resignation for good reason, the recipient will remain eligible to vest in the PRSUs based on actual performance for the performance period, with the resulting PRSUs prorated for the portion of the performance period that elapsed prior to the date of such termination.

In the event of a recipient's death prior to a change in control, the recipient will vest in the target PRSUs.

PRSUs Granted Beginning in Fiscal Year 2020. Commencing with the PRSUs granted in fiscal year 2020, the accelerated vesting provisions applicable to the PRSUs were further revised.

Upon a change in control of the Company, the number of PRSUs a participant will remain eligible to vest in following the change in control will be equal to the target PRSUs, or, if greater, the application of the relative TSR multiplier to the target PRSUs calculated for the performance period through the date of the change in control (the "vesting eligible PRSUs"). The vesting eligible PRSUs will then vest on the last day of the three-year performance period, subject to an employee's continued employment through such date.

If, following a change in control, a recipient's employment or service is terminated as a result of his or her death, disability or retirement, the vesting eligible PRSUs will vest upon such termination. In addition, if an executive's employment or service is terminated as a result of his or her termination without cause or resignation for good reason within 3 months prior or 18 months following a change in control, or during his or her required 12-month notice period, all of the vesting eligible PRSUs will vest upon such termination.

In the event a recipient's employment or service is terminated as a result of his or her termination without cause or resignation for good reason or disability prior to a change in control, the recipient will remain eligible to vest in the PRSUs based on actual performance for the performance period (or in the vesting eligible shares if a change in control occurs prior to the end of the performance period), with the resulting PRSUs prorated for the portion of the performance period that elapsed prior to the date of such termination (unless such termination without cause or resignation for good reason occurs within 3 months prior to a change in control or such termination or disability occurs during the required retirement notice period, in which case no proration will apply).

In the event of a recipient's retirement prior to a change in control, the recipient will remain eligible to vest in the PRSUs based on actual performance for the performance period (or in the vesting eligible shares if a change in control occurs prior to the end of the performance period).

In the event of a recipient's death prior to a change in control, the recipient will vest in the target PRSUs.

    2020 Notice and Proxy Statement / 49

COMPENSATION DISCUSSION AND ANALYSIS | Section 4

SECTION 4: OTHER COMPENSATION MATTERS AND BENEFIT PROGRAMS

Stock Ownership Requirements

In keeping with corporate governance best practices, management and directors align their stock ownership interests with those of our shareholders. Beginning in fiscal year 2020, enhancements to stock ownership guidelines were established for our senior management and non-employee directors. These new guidelines are expected to be achieved within five years of implementation date. All company shares held by the director or officer, his or her related trusts and immediate family, unvested RSUs but not PRSUs shall be included in the calculations.

COMPENSATION RECOVERY POLICY

Management and our Board believe our compensation policies are not reasonably likely to result in a material adverse financial or other effect. Also, we believe our compensation policies and practices have not and will not impact our risk management objectives and do not create risks that are reasonably likely to have a material adverse effect on the Company.

However, our Board is committed to following good corporate governance practices and believes it is prudent to maintain a compensation recovery, or "claw-back," policy. This claw-back policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Pursuant to the terms of the "claw-back" policy, our Board has the right to require reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer's wrongdoing is later determined by the Board to have resulted in (1) a restatement of the Company's financial results due to its material noncompliance with any financial reporting requirement under U.S. securities law; or (2) a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded (a "Recoverable Event").

Under our claw-back policy, if the Board determines that a Recoverable Event was caused by an executive officer's fraud, gross negligence or willful misconduct, it may require reimbursement from the executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of incentive compensation that may be recovered or subject to forfeiture is any incentive compensation awarded, vested or paid to the executive officer that the executive officer would not have been awarded, vested or paid if the Company's financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the twelve months prior to the date on which we are required to prepare an accounting restatement and would be determined on an after-tax basis for any incentive compensation to be recovered from the executive officer.

ANTI-HEDGING POLICY APPLICABLE TO NEOS

Pursuant to Cubic's insider trading policy, all NEOs are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities which: (1) have been granted to the NEO by the Company as part of their compensation, or (2) are held directly or indirectly by the NEO.

DEFERRED COMPENSATION PLAN

Certain of the directors and NEOs participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan").

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COMPENSATION DISCUSSION AND ANALYSIS | Section 4

For more information, please see the Nonqualified Deferred Compensation table below.

RETIREMENT BENEFITS

All of our regular employees, including our NEOs, who meet certain defined requirements, may participate in our 401(k) plan. 401(k) matching payments and profit sharing plan contribution are equally available to all eligible employees. The profit sharing contribution percentage is based on a scale ranging from 2.5% to 9% of eligible compensation and is tied to the Company's ROE for the fiscal year.

For 2019, the minimum threshold for ROE was not achieved, resulting in a profit sharing payout at the floor percentage of 2.5%. The value of the Company's contributions on behalf of the NEOs during fiscal year 2019 is set forth in the Summary Compensation Table below.

Mr. Feldmann is also a participant in the Cubic Corporation Pension Plan (the "Pension Plan"), which plan was frozen as of December 31, 2006. Mr. Cole is a participant in the Cubic (UK) Limited Pension Scheme, which was closed to future service accruals as of September 30, 2010. For more information, please see the Pension Benefits table below.

OTHER BENEFITS

We provide certain perquisites and personal benefits to our senior executives. These include annual physical examinations, term life insurance, a financial planning and wellness benefit of up to $15,000 per year per NEO, and an auto allowance for certain NEOs.

During fiscal 2019, we also provided each NEO a limited amount of administrative support for personal travel arrangements and other personal business at the Company's expense.

Our Executive Compensation Committee periodically reviews the levels of perquisites and other personal benefits to the NEOs to ensure they fit within the Company's overall compensation philosophy.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The Board has approved severance and change in control arrangements in which our NEOs participate to provide for certain severance benefits in the event that a NEO's employment is involuntarily or constructively terminated, including in connection with a change in control. The Company recognizes the challenges executives often face securing new employment following termination.

To mitigate these challenges and to secure the focus of our management team on the Company's affairs, all NEOs are entitled to receive severance payments under the Company's severance policy upon a termination by the Company without cause. The Company believes that reasonable severance benefits for its executive officers are important because it may be difficult for its executive officers to find comparable employment within a short period of time following certain qualifying terminations.

In lieu of normal severance, we provide enhanced benefits in the event of an involuntary termination or a constructive termination within specified period before or after a change in control as a means of reinforcing and encouraging the continued attention and dedication of our executives to their duties of employment without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change in control.

The Company believes that the interests of shareholders will be best served if the interests of its executive officers are aligned with them, and providing these changes in control benefits should eliminate, or at least reduce, the reluctance of the Company's executives to pursue potential change in control transactions that may be in the best interests of shareholders.

Our Transition Protection Plan (the "Protection Plan"), under which the foregoing change in control severance benefits are provided, also assists in the retention and attraction of senior individuals by reducing their concern for financial security in the event of a job loss in connection with a change of control. The terms of these severance arrangements are described below under "Potential Payments Upon Termination or Change in Control."

Deductibility of Executive Compensation

As part of its role, the Executive Compensation Committee reviews and considers the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. This Committee does not necessarily limit executive compensation to the amount deductible under that provision.

    2020 Notice and Proxy Statement / 51

COMPENSATION DISCUSSION AND ANALYSIS | Section 4

In its review and establishment of compensation programs and awards for our NEOs, the Committee considers the anticipated deductibility or non-deductibility of the compensation as only one factor in assessing whether a particular compensatory arrangement is appropriate, particularly in light of the goals of maintaining a competitive executive compensation system generally (i.e., paying for performance and maximizing shareholder return).

The Executive Compensation Committee reserves the right to use their judgment to authorize compensation payments that do not qualify for the compensation deduction if, in light of all applicable circumstances, they believe that such payments are appropriate and in the Company's best interests and that of our shareholders.

Executive Compensation Committee Report

The Executive Compensation Committee of the Board of Directors of Cubic Corporation has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and in the Company's Proxy Statement for its 2020 Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION COMMITTEE

David F. Melcher, Chair
Prithviraj Banerjee
Carolyn A. Flowers
Janice M. Hamby

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EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

Summary Compensation Table

The following table shows the compensation for the three fiscal years ended September 30, 2019, 2018 and 2017 earned by our CEO, our Executive Vice President and Chief Financial Officer, and our next three most highly compensated executive officers who were serving as executives as of September 30, 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation(1) ($)	Stock Awards(2) ($)	Change in Pension Value(3) ($)	All Other Compensation(4) ($)	Total ($)
Bradley H. Feldmann	2019	933,090	—	774,120	4,101,667	19,435	53,652	5,881,964

Chairman, President and	2018	870,776	—	959,372	2,750,000	—	42,583	4,622,731

Chief Executive Officer	2017	796,543	—	674,226	2,200,000	—	46,868	3,717,637

Anshooman Aga	2019	478,938	—	334,815	1,025,450	—	34,901	1,874,104

Executive Vice President and Chief Financial Officer	2018	435,388	—	383,749	500,000	—	276,470	1,595,607

Matthew J. Cole	2019	516,355	—	207,465	717,802	—	65,223	1,506,845

Former Senior Vice President,	2018	469,409	—	396,755	600,000	—	35,070	1,501,234

Cubic Corporation and President, Cubic Transportation Systems(5)	2017	424,760	—	315,144	500,000	—	45,395	1,285,299

Michael R. Twyman	2019	511,288	—	522,780	717,802	—	41,236	1,793,106

Senior Vice President, Cubic	2018	473,901	100,000	328,512	500,000	—	31,357	1,433,770

Corporation and President, Cubic Mission Solutions	2017	443,804	100,000	168,468	500,000	—	26,232	1,238,504

Michael Knowles	2019	329,809	—	287,672	512,725	—	22,358	1,152,564

Senior Vice President, Cubic Corporation and President,
Cubic Global Defense

(1)
For fiscal years 2017 and 2018, represents amounts paid under our annual incentive plan. With respect to fiscal year 2019, the Executive Compensation Committee determined to pay each of the NEOs their fiscal year 2019 annual incentive in the form of RSUs and PRSUs. Due to the settlement in equity, in order to comply with tax laws and to recognize the transition from cash to equity settlement of the 2019 annual incentives, the final annual incentive awards included a 120% multiplier, resulting in the final annual incentive awards to the NEOs reflected in the table below. This final value was then converted into RSUs and PSUs based on the closing price per share of our common stock on November 29, 2019, the date of grant as shown in the table below. These RSUs and PRSUs have the same terms as the other stock awards granted to the NEOs for fiscal year 2020, as described above under "Compensation Discussion and Analysis – Section 3: Fiscal Year 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards".

The amounts in this column for fiscal year 2019 represent the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of these stock awards granted in satisfaction of the fiscal year 2019 annual incentives for the NEOs (based on "target" performance for the PRSUs), as reflected in the table below. The grant date fair value amounts do not correspond to the actual value that will be realized by the NEOs. For the RSUs, the grant date fair value is equal to the share price on November 29, 2019, the date of the grant. For the PRSUs, Cubic's TSR as compared to the Russell 2000 Index over the performance period may impact the number of shares that will vest and therefore impacts the grant date fair value of the PRSUs. The grant date fair value of each PRSU was calculated using a Monte Carlo simulation valuation method. Under this method, the prices of the Russell 2000 Index and our common stock were simulated through the end of the performance period. The correlation matrix between our common stock and the Russell 2000 Index as well as our stock and the Russell 2000 Index's return volatilities were developed based upon an analysis of historical data. The primary assumptions used for the valuation of the PRSUs with performance and market-based vesting that were granted on November 29, 2019 included a risk-free interest rate of 1.60%, expected volatility of 41.3%, performance period beginning on November 29, 2019 and concluding on September 30, 2022. The valuation method resulted in each PRSU being valued at $52.51 on November 29, 2019, the date

    2020 Notice and Proxy Statement / 53

EXECUTIVE COMPENSATION TABLES

  of the grant, which is lower than the closing price per share on the date of grant. As a result, the grant date fair value reported in this column for the PRSUs is lower than the final annual incentive award value that was converted into PRSUs.

Name	Final Annual Incentive Award Value	/	Closing Price on Grant Date	=	Final Annual Incentive Award Granted in Stock Awards (Total RSUs and PRSUs)	RSUs Granted	x	Closing Price on Grant Date	=	ASC 718 Grant Date Fair Value of RSUs	PRSUs Granted (at "Target")	x	ASC 718 Grant Date Fair Value Per Unit of PRSUs	=	ASC 718 Grant Date Fair Value of PRSUs (at "Target")(a)	ASC 718 Grant Date Fair Value of RSUs and PRSUs (at "Target")
Bradley H. Feldmann	$822,753		59.55		13,816	6,908		59.55		411,376	6,908		52.51		362,743	774,120

Anshooman Aga	$355,849		59.55		5,976	2,988		59.55		177,925	2,988		52.51		156,890	334,815

Matthew J. Cole	$220,499		59.55		3,703	1,851		59.55		110,249	1,851		52.51		97,216	207,465

Michael R. Twyman	$555,623		59.55		9,330	4,665		59.55		277,812	4,665		52.51		244,969	522,780

Michael Knowles	$305,744		59.55		5,134	2,567		59.55		152,872	2,567		52.51		134,800	287,672

  (a)
  The grant date fair value of the PRSUs assuming maximum achievement of the applicable Sales growth and Adjusted EBITDA growth performance objectives (200% of target) is as follows: Mr. Feldmann, $725,487; Mr. Aga, $313,781; Mr. Cole, $194,432; Mr. Twyman, $489,938; and Mr. Knowles, $269,599.
(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of stock awards granted in the respective fiscal years based on "target" performance for the PRSUs. The grant date fair value amounts do not correspond to the actual value that will be realized by the NEOs. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 16 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as filed with the SEC. For fiscal year 2019, each NEO received 50% of their long-term equity incentive awards in the form of RSUs and 50% in the form of PRSUs (at "target" level), as reflected in the table below. For the RSUs, the grant date fair value is equal to the share price on November 21, 2018, the date of the grant. For the PRSUs, Cubic's TSR as compared to the Russell 2000 Index over the performance period may impact the number of PRSUs that will vest and therefore impact the grant date fair value of the PRSUs. The grant date fair value of each PRSU was calculated using a Monte Carlo simulation valuation method. Under this method, the prices of the Russell 2000 Index and our common stock were simulated through the end of the performance period. The correlation matrix between our common stock and the index as well as our stock and the Russell 2000 Index's return volatilities were developed based upon an analysis of historical data. The valuation method resulted in each PRSU being valued at $67.40 on November 21, 2018, the date of the grant.

Name	RSUs Granted	x	Closing Price on Grant Date	=	ASC 718 Grant Date Fair Value of RSUs	PRSUs Granted (at "Target")	x	ASC 718 Grant Date Fair Value Per Unit of PRSUs	=	ASC 718 Grant Date Fair Value of PRSUs (at "Target")(a)	ASC 718 Grant Date Fair Value of RSUs and PRSUs (at "Target")
Bradley H. Feldmann	31,182		64.14		2,000,000	31,182		67.40		2,101,667	4,101,667

Anshooman Aga	7,796		64.14		500,000	7,796		67.40		525,450	1,025,450

Matthew J. Cole	5,457		64.14		350,000	5,457		67.40		367,802	717,802

Michael R. Twyman	5,457		64.14		350,000	5,457		67.40		367,802	717,802

Michael Knowles	3,898		64.14		250,000	3,898		67.40		262,725	512,725

  (a)
  The grant date fair value of the PRSUs assuming maximum achievement of the applicable Sales growth and Adjusted EBITDA growth performance objectives (200% of "target") is as follows: Mr. Feldmann, $4,203,333; Mr. Aga, $1,050,900; Mr. Cole, $735,603; Mr. Twyman, $735,603; and Mr. Knowles, $525,450.
(3)
Amounts represent solely the change in the actuarial present value of the accumulated benefit under the pension plan that was frozen at December 31, 2006 and does not represent a change in the benefit to be paid to the executive. The change in pension value is the estimated year-over-year change in the present value, including: (a) change in discount rate assumption; (b) passage of time and; (c) changes in demographics. Where amounts are negative, they are shown as zero in the table. The amounts were computed using the same assumptions the Company used for financial statement reporting purposes. See "Pension Benefits" herein. Additionally, the amounts shown as earnings during fiscal year 2019 in the Nonqualified Deferred Compensation table, later herein, are not included in the Summary Compensation Table above because they are not above market or preferential.

(4)
See following table for detail.

(5)
On January 6, 2020, Mr. Cole notified the Company of his resignation from his position as Senior Vice President of Cubic and President of Cubic Transportation Systems, effective January 13, 2020.

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EXECUTIVE COMPENSATION TABLES

All Other Compensation – Detail

Name	Fiscal Year	Life Insurance Premiums(1) ($)	Profit Sharing and 401(k) Match(2) ($)	Car Allowance ($)	Financial Planning and Wellness(3) ($)	Other(4) ($)	Total ($)
Bradley H. Feldmann	2019	2,580	28,872	7,200	15,000	—	53,652

	2018	2,550	28,247	7,200	2,348	2,238	42,583

	2017	2,570	27,391	7,200	7,652	2,055	46,868

Anshooman Aga	2019	600	26,729	—	5,876	1,696	34,901

	2018	600	26,166	—	—	249,704	276,470

Matthew J. Cole	2019	586	26,811	7,200	8,304	22,322	65,223

	2018	534	25,640	7,200	—	1,696	35,070

	2017	553	25,587	7,200	10,000	2,055	45,395

Michael R. Twyman	2019	2,580	24,019	—	14,637	—	41,236

	2018	2,550	28,807	—	—	—	31,357

	2017	883	25,349	—	—	—	26,232

Michael Knowles	2019	1,035	20,823	—	—	500	22,358

(1)
Represents the value of executive life insurance premiums paid by the Company.

(2)
Includes Company portion of 401(k) and profit sharing plan contributions provided to all eligible employees.

(3)
Represents the amount of personal financial planning and wellness services paid by the Company under a benefit available to selected executives, including all NEOs.

(4)
Miscellaneous items provided at the Company's expense. For fiscal 2019, Mr. Aga's amount represents the cost of an annual physical examination. For Mr. Cole, the amount represents Canadian taxes. For Mr. Knowles, the amount represents an invention disclosure filing. For fiscal 2017 and 2018, the amount includes the cost of annual physical examinations for each NEO. In fiscal 2018, Mr. Aga's amount includes a phone allowance of $242 and $245,394 related to relocation and house purchase expenses as part of his initial employment offer.

CEO Pay Ratio

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Bradley H. Feldmann, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For fiscal year 2019, our last completed fiscal year:

  •
  the median of the annual total compensation of all employees of our company (other than our CEO) was $71,033; and

  •
  the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $5,881,964.

Based on this information, for fiscal year 2019, the ratio of the median of the total compensation of all employees of the Company to the annual total compensation of Bradley H. Feldmann, our CEO, was 83 to 1.

Determining the Median Employee

SEC rules allow us to identify our median employee once every three years unless there has been a change to our employee population or employee compensation arrangements that we believe would result in a significant change in our pay ratio disclosure. We determined that there were no significant changes to our global employee population, our employee compensation plans or the compensation of our fiscal year 2018 median employee that would make it inappropriate to use our fiscal year 2018 median employee again for this fiscal year 2019 disclosure.

    2020 Notice and Proxy Statement / 55

EXECUTIVE COMPENSATION TABLES

To identify the medial employee in fiscal 2018, we determined our median employee by measuring total annual cash compensation, which was consistently applied to all of our employees included in the calculation. Compensation was annualized for employees who did not work the entire 12-month period. We did not make any cost-of-living adjustments in identifying our fiscal year 2018 median employee. We did convert all total cash compensation figures to USD using the applicable exchange rate on November 27, 2018. Our measurement date was September 30, 2018 for purposes of determining our employee population for the analysis.

Compensation Measure and Annual Total Compensation of "Median Employee"

With respect to the total annual compensation of the "median employee," we calculated the elements of such employee's compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $71,033.

With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our fiscal year 2019 Summary Compensation Table included in this Proxy Statement.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards Fiscal Year 2019

The following table reflects the incentive plan awards to the NEOs during fiscal year 2019.

		Executive	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of

Name	Grant Date	Compensation Approval Date	Target ($)	Maximum ($)	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Stock or Unites(3) (#)	Stock Awards(4) ($)
Bradley H. Feldmann			940,000	1,739,000

	11/21/2018	11/21/2018						31,182	2,000,000

	11/21/2018	11/21/2018			15,591	31,182	77,955		2,101,667

Anshooman Aga			387,200	716,320

	11/21/2018	11/21/2018						7,796	500,000

	11/21/2018	11/21/2018			3,898	7,796	19,490		525,450

Matthew J. Cole			365,269	675,748

	11/21/2018	11/21/2018						5,457	350,000

	11/21/2018	11/21/2018			2,729	5,457	13,643		367,802

Michael R. Twyman			360,981	667,815

	11/21/2018	11/21/2018						5,457	350,000

	11/21/2018	11/21/2018			2,729	5,457	13,643		367,802

Michael Knowles			245,000	453,250

	11/21/2018	11/21/2018						3,898	250,000

	11/21/2018	11/21/2018			1,949	3,898	9,745		262,725

(1)
Non-equity incentive plan awards consist of annual incentive awards payable under the Company's fiscal year 2019 annual incentive award plan. For more information about the Company's annual incentive award program, please see "Compensation Discussion and Analysis—Section 3: Fiscal Year 2019 Executive Compensation Decisions—Annual Incentive Plan" above. The Executive Compensation Committee determined to pay each of the NEOs their fiscal year 2019 annual incentive awards in the form of RSUs and PRSUs. Due to the settlement in equity, in order to comply with tax laws and to recognize the transition from cash to equity settlement of the 2019 annual incentives, the final annual incentive awards included a 120% multiplier, resulting in the final annual incentive awards to the NEOs reflected in the table below. This final value was and then converted into RSUs and PSUs based on the closing price per share of our common stock on November 29, 2019, the date of grant as shown in the table below. These RSUs and PRSUs have the same terms as the other stock awards granted to the NEOs for fiscal year 2020, as described above under "Compensation Discussion and Analysis—Section 3: Fiscal Year 2019 Executive Compensation Decisions—Long-Term Equity Incentive Awards". See the footnotes to the Summary Compensation Table for information about the grant date fair value of these RSU and PRSU awards and the assumptions used in calculating such grant date fair values.

Name	Final Annual Incentive Award Value	/	Closing Price on Grant Date	=	Final Annual Incentive Award Granted in Stock Awards (Total RSUs and PRSUs)	RSUs Granted	x	Closing Price on Grant Date	=	ASC 718 Grant Date Fair Value of RSUs	PRSUs Granted (at "Target")	x	ASC 718 Grant Date Fair Value Per Unit of PRSUs	=	ASC 718 Grant Date Fair Value of PRSUs (at "Target") (a)	ASC 718 Grant Date Fair Value of RSUs and PRSUs (at "Target")
Bradley H. Feldmann	$822,753		59.55		13,816	6,908		59.55		411,376	6,908		52.51		362,743	774,120

Anshooman Aga	$355,849		59.55		5,976	2,988		59.55		177,925	2,988		52.51		156,890	334,815

Matthew J. Cole	$220,499		59.55		3,703	1,851		59.55		110,249	1,851		52.51		97,216	207,465

Michael R. Twyman	$555,623		59.55		9,330	4,665		59.55		277,812	4,665		52.51		244,969	522,780

Michael Knowles	$305,744		59.55		5,134	2,567		59.55		152,872	2,567		52.51		134,800	287,672

(2)
These 2019-2021 PRSUs are intended to reward annual Sales growth and annual Adjusted EBITDA growth for each of the three fiscal years within the performance period. The three-year performance period for these PRSUs commenced on October 1, 2018 and will end on September 30, 2021. Specifically, recipients of the PRSUs will be eligible to vest in the PRSUs at the end of the three-year performance period based on annual Sales growth and Adjusted EBITDA growth for the performance period relative to the performance objectives established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through last day of the performance period, except as otherwise provided in the applicable PRSU agreement.

The PRSUs vest based 50% on annual Sales growth and 50% on annual Adjusted EBITDA growth during such performance period. If the Company's annual Sales growth and/or annual Adjusted EBITDA growth for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the PRSUs will vest (50%, 100% and 200%, respectively). Following the completion of the three-year performance period, the Executive Compensation Committee will determine the annual achievement percentage relative to Sales growth and Adjusted EBITDA growth for each of the three fiscal years in the performance period and determine the final average achievement percentage for the performance period for each factor. The "threshold" and "target" number of PRSUs in the table above do not give effect to any possible relative TSR multiplier. The "maximum" number of PRSUs in the table assumes the highest level of performance with respect to the Sales growth and Adjusted EBITDA objectives and the maximum relative TSR multiplier.

    2020 Notice and Proxy Statement / 57

EXECUTIVE COMPENSATION TABLES

  For these 2019-2021 PRSUs, Cubic's relative TSR as compared to the Russell 2000 Index over the performance period will result in a multiplier for the number of PRSUs that will vest, after the final annual Sales and annual Adjusted EBITDA achievement percentages have been determined for the three fiscal years in the performance period. If our relative TSR performance exceeds the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier will result in up to an additional 25% of the PRSUs vesting at the end of the performance period. If the relative TSR performance is below the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier could result in a reduction of up to 25% of these PRSUs vesting at the end of the performance period. In no event will the number of 2019-2021 PRSUs that vest at the end of the three-year performance period exceed 250% of the target PRSUs.

  The percentage for determining the number of PRSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure.

  For more information about the accelerated vesting of these PRSUs, see "Compensation Discussion and Analysis – Section 3: Fiscal Year 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards" above.

(3)
These RSUs will vest in four equal installments on each of October 1, 2019, 2020, 2021 and 2022, subject to the NEO's continued service with the Company through each such date. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. For more information about the accelerated vesting of these RSUs, see "Compensation Discussion and Analysis – Section 3: Fiscal Year 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards" above.

(4)
The Grant Date Fair Value of Stock Awards amounts were calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as filed with the SEC. See the footnotes to the Summary Compensation Table for information about the grant date fair value of these RSU and PRSU awards.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the current holdings of stock awards by the NEOs as of September 30, 2019.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bradley H. Feldmann	11/21/2018	31,182	2,196,148

	11/21/2018			62,364	(4)	4,392,297

	11/27/2017	16,796	1,182,942

	11/27/2017			44,790	(3)	3,154,560

	11/14/2016	11,944	841,216

	11/6/2015	4,780	336,655

Anshooman Aga	11/21/2018	7,796	549,072

	11/21/2018			15,592	(4)	1,098,145

	11/27/2017	3,054	215,093

	11/27/2017			8,144	(3)	573,582

	07/27/2017	1,084	76,346

Matthew J. Cole	11/21/2018	5,457	384,337

	11/21/2018			10,914	(4)	768,673

	11/27/2017	3,664	258,056

	11/27/2017			9,772	(3)	688,242

	11/14/2016	2,713	191,077

	11/6/2015	1,229	86,558

Michael R. Twyman	11/21/2018	5,457	384,337

	11/21/2018			10,914	(4)	768,673

	11/27/2017	3,054	215,093

	11/27/2017			8,144	(3)	573,582

	11/14/2016	2,713	191,077

	11/6/2015	1,364	96,067

Michael Knowles	11/21/2018	3,898	274,536

	11/21/2018			7,796	(4)	549,072

	11/27/2017	672	47,329

	11/27/2017			1,792	(3)	126,211

	11/14/2016	542	38,173

	11/6/2015	218	15,354

(1)
These RSUs will vest, subject to the NEO's continued service, as follows: for the RSUs granted on November 21, 2018, the remaining unvested RSUs will vest in four equal installments on each of October 1, 2019, 2020, 2021, 2022; for the RSUs granted on November 27, 2017, the remaining unvested RSUs will vest in three equal installments on each of October 1, 2019, 2020, and 2021; for the RSUs granted on November 14, 2016, the remaining unvested RSUs will vest in two equal installments on each of October 1, 2019, and 2020; for the RSUs granted on November 6, 2015 and June 3, 2016, the remaining unvested RSUs vested on October 1, 2019. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. For more information about the accelerated vesting of these RSUs, see "Compensation Discussion and Analysis – Section 3: Fiscal Year 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards" above.

(2)
The market value of stock awards was determined by multiplying the number of unvested RSUs or PRSUs by the closing price of our common stock of $70.43 on September 30, 2019, the last trading day of our fiscal year 2019, as reported on the NYSE.

(3)
These PRSUs are intended to reward the achievement of Sales growth, Adjusted EBITDA growth and ROE over a three-year performance period. The performance period for the 2018-2020 PRSUs granted on November 27, 2017 commenced on October 1, 2017 and will end on September 30, 2020. Specifically, recipients of the PRSUs will be eligible to vest in the PRSUs at the end of the three-year performance period based on the achievement of specified performance targets established by the Executive Compensation Committee for the performance

    2020 Notice and Proxy Statement / 59

EXECUTIVE COMPENSATION TABLES

  period, subject to the NEO's continued service with the Company through last day of the performance period, except as otherwise provided in the applicable PRSU agreement. The 2018-2020 PRSUs will vest based 40% on Sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on ROE achievement by the Company during such performance period. If the Company's performance for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the PRSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of PRSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure.

  For the 2018-2020 PRSUs, the number of shares listed equals the number of shares that may be issued to the NEOs pursuant to these PRSUs at maximum performance, as the current estimate is that the 2018-2020 PRSU's will vest between target and maximum levels.

  For more information about the accelerated vesting of these PRSUs, see "Compensation Discussion and Analysis – Section 3: Fiscal Year 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards" above.

(4)
These PRSUs are intended to reward annual Sales growth and annual Adjusted EBITDA growth for the three fiscal years within the three-year performance period. The three-year performance period for these PRSUs commenced on October 1, 2018 and will end on September 30, 2021. Specifically, recipients of the PRSUs will be eligible to vest in the PRSUs at the end of the three-year performance period based on annual Sales growth and Adjusted EBITDA growth for the performance period relative to the performance objectives established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through the last day of the performance period, except as otherwise provided in the applicable PRSU agreement.

The PRSUs vest based 50% on annual Sales growth and 50% on annual Adjusted EBITDA growth during such performance period. If the Company's annual Sales growth achievement and/or annual Adjusted EBITDA growth achievement for each fiscal year during the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then an annual achievement percentage for such fiscal year will be determined (50%, 100% and 200%, respectively). Performance below the threshold level for a performance measure will result in a 0% achievement percentage for the applicable fiscal year for that measure. Following the completion of the three-year performance period, the Executive Compensation Committee will determine the annual achievement percentage relative to Sales growth and Adjusted EBITDA growth for each of the three fiscal years in the performance period and determine the final average achievement percentage for the performance period for each factor.

For these 2019-2021 PRSUs, Cubic's relative TSR as compared to the Russell 2000 Index over the performance period will result in a multiplier for the number of PRSUs that will vest, after the final annual Sales and annual Adjusted EBITDA achievement percentages have been determined for the three fiscal years in the performance period. If our relative TSR performance exceeds the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier will result in up to an additional 25% of the PRSUs vesting at the end of the performance period. If the relative TSR performance is below the performance of the Russell 2000 Index based on a scale established by the Executive Compensation Committee, the multiplier could result in a reduction of up to 25% of these PRSUs vesting at the end of the performance period. In no event will the number of 2019-2021 PRSUs that vest at the end of the three-year performance period exceed 250% of the target PRSUs.

The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure.

For the 2019-2021 PRSUs, the number of shares listed equals the number of shares that may be issued to the NEOs pursuant to these PRSUs at maximum performance, as the current estimate is that the 2019-2021 PRSU's will vest between target and maximum levels with respect to Sales growth and Adjusted EBITDA growth. The number of PRSUs in the table above does not give effect to any possible relative TSR multiplier, and so is reflected at 200% of "target" levels.

For more information about the accelerated vesting of these PRSUs, see "Compensation Discussion and Analysis – Section 3: Fiscal Year 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards" above.

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EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides information concerning RSU vesting for each of the NEOs during fiscal year 2019. No PRSUs vested during fiscal year 2019.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Bradley H. Feldmann	20,249	1,463,800

Anshooman Aga	1,561	112,845

Matthew J. Cole	4,070	294,220

Michael R. Twyman	5,041	364,414

Michael Knowles	845	61,085

(1)
The value realized on vesting equals the closing price per share of our common stock on the date of vesting as reported by the NYSE multiplied by the number of shares subject to the RSUs that vested on such date.

Pension Benefits Fiscal Year 2019

The following table sets forth the present value of accumulated benefits under pension plans for the NEOs.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit Under Life Annuity Election(3) ($)	Payment During Last Fiscal Year ($)
Bradley H. Feldmann(1)	21	110,727	—

Matthew J. Cole(2)	16	439,044	—

(1)
The Pension Plan was frozen as of December 31, 2006; no additional benefits accrue after that date. The purpose of the Pension Plan was to provide a modest monthly retirement benefit, to supplement social security payments, for eligible full-time U.S. employees who have completed one year of service with the Company. The Company has not granted extra years of credited service to any employee. The full benefit is available, upon retirement, to any eligible employee who (a) has attained age 65, or (b) is between age 55 and 64 and whose combined age and number of years of service equals 85. A reduced benefit is available at or after age 55 through age 64 if the employee has at least five years of service. The annual benefit is determined by adding total salary and bonus (not exceeding the ERISA cap in any year) during the time of participation and multiplying the sum by 3/4 of 1%. Benefits are paid monthly. The monthly amount will vary based upon the form of benefit selected (e.g., a life annuity or a joint and 50% survivor annuity).

(2)
The Cubic (UK) Limited Pension Scheme (the "UK Pension Scheme") closed to future service accrual in September 2010; however employees' accrued pension benefits remain linked to final pay from that date. Mr. Cole has not been granted extra years of credited service. The purpose of the UK Pension Scheme was to provide pension and lump sum benefits payable to members on their retirement and to their dependents on death. The full benefit is available, upon retirement, to any eligible employee who has attained age 65. A reduced benefit is available from age 55 through age 64 if the employee has obtained suitable consent. The annual benefit for Mr. Cole was determined as his final pensionable pay at the time he left his employment in the U.K and transferred to the U.S., multiplied by 1/60 for each year of pensionable service. The monthly pension paid is increased in line with RPI price inflation with the relevant caps / floors for the relevant period of service (typically a minimum of 3% and a maximum of 5% each year for pre-2003 benefits and a minimum of 0% and a maximum of 5% each year for post-2003 benefits). A 50% survivor pension is also payable on death, and employees have the option of exchanging a proportion of their pension at retirement for a lump sum.

(3)
The present value of the accumulated benefit is determined by the projected unit credit method in a manner consistent with that used, and based on the same assumptions used, for financial reporting purposes set forth in Note 15 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC, except retirement age has been assumed to be the normal retirement age under the Pension Plan or the UK Pension Scheme, as applicable. Under the Pension Plan, the interest rate used for computing present value was 3.23% and includes the following material assumptions: (i) retirement at the plan's stated normal retirement date, or the earliest age at which benefits are unreduced, if earlier, (ii) mortality taken from 2014 base tables for employees and annuitants with no collar adjustments, with 2018 projection scale applied from 2006 forward and adjusted to reflect a long term improvement rate of 1% through age 85, grading to 0% at age 95. Pension Plan contributions are distributed among various funds held by an insurance company. Under the UK Pension Scheme, the interest rate used for computing present value was 1.90% and includes the following material assumptions: (i) retirement at the plan's stated normal retirement date, or the earlier age at which benefits can be taken unreduced without Company consent; and (ii) 100% of the mortality rates of the "S3NA" tables with an allowance for longevity improvements in line with the "CMI 2018 core" projections with a long term annual rate of improvement of 1.25%. The UK Pension Scheme contributions are distributed among various funds held with financial institutions.

    2020 Notice and Proxy Statement / 61

EXECUTIVE COMPENSATION TABLES

Nonqualified Deferred Compensation Fiscal Year 2019

The following table sets forth certain information regarding the participation in the Deferred Compensation Plan by our NEOs for fiscal year 2019.(1)

Name	Executive Contributions in FY 2019(2) ($)	Aggregate Plan Earnings in FY 2019(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Plan Balance at End of FY 2019(4) ($)
Bradley H. Feldmann	—	10,632	—	328,908

Matthew J. Cole(2)	125,213	14,163	—	327,325

(1)
The amounts shown have been deferred (and not presently taxed) and other than plan earnings have also been reported herein as compensation. The Deferred Compensation Plan permits selected highly-compensated employees to defer (from time to time) up to 90% of their base salary and up to 100% of their bonus annually and non-employee directors to defer up to 100% of their retainer fees. We make contributions to a rabbi trust to provide a source of funds for satisfying a portion of these deferred compensation amounts and to provide the participants investment options similar to mutual funds yielding market returns based on the investment options selected by the participant. The Company makes no contribution to the Deferred Compensation Plan itself. Payment elections and withdrawals are permitted within guidelines established by the Internal Revenue Service. After retirement the participant may receive a lump sum payment or an annual distribution over 2 to 20 years. Annual revision of the selected payment method is regulated by Internal Revenue Service guidelines.

(2)
The amounts shown reflect salary deferrals of $125,213 for Mr. Cole. These amounts are also included in the Summary Compensation Table for fiscal year 2019.

(3)
These amounts are not reported as compensation in the Summary Compensation Table because the earnings are not above market or preferential.

(4)
Year-end balances consist of participant contributions and earnings on contributed amounts. All contributions have been included in the Summary Compensation Table for fiscal year 2019 and prior years or would have been so included had the current reporting requirements been applicable to the executive. The amounts that have been reported in the Summary Compensation Table for Mr. Cole for fiscal year 2017, 2018 and 2019 were $43,269, $107,533 and $125,213. No amounts have previously been reported in the Summary Compensation Table for Mr. Feldmann as he did not make any contributions to the plan for fiscal years 2017, 2018 or 2019.

Potential Payments Upon Termination or Change in Control

GENERAL SEVERANCE POLICY

The Company has a severance policy (the "Severance Policy") applicable to its full time U.S.-based employees, including the NEOs. In the event of a Company-originated termination without cause, the eligible individual who has completed three years of employment with the Company is offered the opportunity to receive, in exchange for signing a general release, a lump sum payment of one week of base pay at their current rate for each 12 months of employment, paid in installments over the severance period, and payment of medical and dental coverage under COBRA for up to 12 months (with the number of months of COBRA coverage dependent on the number of years of service). Outplacement consultation may be provided at the Company's discretion. Employees in the position of Vice President or above will receive a minimum of

12 weeks' severance pay and 3 months of COBRA coverage. Non-executive employees with less than three years of employment will receive two weeks' severance pay.

In individual circumstances, an NEO may be offered alternative arrangements to be negotiated. These severance benefits are not offset by the Company's normal retirement benefits. Other than the COBRA payments, the cash severance payments under the Severance Policy would be paid to a NEO in addition to any payments under the Protection Plan, as described below, in the event his or her termination of employment by the Company without cause were to occur under the circumstances described under the Protection Plan.

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EXECUTIVE COMPENSATION TABLES

TRANSITION PROTECTION PLAN

The Company's Protection Plan is intended to be made available upon specific approval of an individual for participation in the Protection Plan by the Executive Compensation Committee. It is intended to benefit selected principal officers and other selected key personnel. The Executive Compensation Committee has approved participation in the Protection Plan by each of the NEOs.

If there is any change of control of the Company (as defined below), and within 3 months before or 24 months after such change in control, a participant's employment involuntarily terminates without cause (as defined below), or the participant resigns for good reason (as defined below), then the Company would be obligated to:

  (1)
  pay such person a monthly amount, for 24 months, computed as the immediately preceding five fiscal years' monthly average of salary and bonus, payable in equal installments over the severance period, and

  (2)
  continue for 18 months the participant's participation in the medical and dental plans of the Company in which such participant participated at the time of termination.

Miscellaneous additional benefits, including outplacement service of up to $6,000, may also be provided. In unusual cases, moving of household goods may also be reimbursed by the Company under the Protection Plan.

A "change in control" occurs when a "person" acquires sufficient shares of our voting stock to elect a majority of our directors, assuming 90% of outstanding shares vote; a merger resulting in a substantial change in the directors; and certain other events.

An "involuntary termination without cause" occurs when there is any involuntary termination of employment without (1) a willful and continued failure of the employee to perform substantially his or her duties, or (2) his or her gross negligence or breach of fiduciary duty involving personal profit (etc.) or (3) his or her conviction or plea of no contest or guilty to state or federal felony criminal laws.

A resignation "for good reason" occurs when the authority, duties, function or responsibilities of the employee are substantially reduced, his or her base salary is reduced, his or her bonus participation opportunity is reduced by more than 50%, his or her job location is substantially changed, or the Company materially breaches the Protection Plan.

Following termination, to receive monthly payments the executive must execute a general release and must not breach the Company's proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.

LONG-TERM EQUITY INCENTIVE AWARDS

The long-term equity incentive awards granted to the NEOs may vest under certain circumstances in the event of a change in control of the Company and/or certain terminations of employment. For more information about the accelerated vesting provisions applicable to these awards, see "Compensation Discussion and Analysis – Section 3: Fiscal Year 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards" above.

DEFERRED COMPENSATION AND RETIREMENT BENEFITS

Certain of the NEOs are participants in the Pension Plans. For more information about payments payable to the NEOs under the pension plans upon a termination of employment, please see the Pension Benefits table above. Certain of the NEOs are participants in the Deferred Compensation Plan. For more information about amounts payable to the NEOs under the Deferred Compensation Plan upon a termination of employment, please see the Nonqualified Deferred Compensation Fiscal Year 2018 table above.

Potential Payments Upon Termination or Change in Control Table

The following table summarizes potential change in control and termination payments to each NEO. The five right-hand columns describe the payments that would apply in five different potential scenarios – a termination without cause apart from a change in control; a termination of employment as a result of the NEO's resignation for good reason or termination of employment by us other than for cause, in each case within 3 months prior to or 24 months following a change in control; a change in control without a termination of employment; the NEO's death; or the NEO's termination of employment as a result of his or her disability. The table assumes that the termination or change in control occurred on September 30, 2019. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $70.43, which represents the closing market price of our common stock as reported on the NYSE on September 30, 2019.

    2020 Notice and Proxy Statement / 63

EXECUTIVE COMPENSATION TABLES

Name	Benefit	Termination w/o Cause Apart from a Change in Control $		After Change in Control Termination w/o Cause or for Good Reason $		Change in Control(6) $	Death(7) $	Disability(8) $
Bradley H. Feldmann	Cash Severance	376,825	(1)	3,339,087	(2)

	Healthcare and Other Insurance(3)	28,883		43,325

	Outplacement	—		6,000

	Stock Awards – Accelerated Vesting	3,466,001	(4)	4,556,962	(5)	5,455,860	9,487,062	8,022,963

	Total Benefit Amount	3,871,709		7,945,373		5,455,860	9,487,062	8,022,963

Anshooman Aga	Cash Severance	110,524	(1)	1,369,038	(2)

	Healthcare and Other Insurance(3)	28,814		43,221

	Outplacement	—		6,000

	Stock Awards – Accelerated Vesting	374,218	(4)	840,512	(5)	835,863	1,580,778	1,214,730

	Total Benefit Amount	513,556		2,258,771		835,863	1,580,778	1,214,730

Matthew J. Cole(9)	Cash Severance	158,878	(1)	1,478,280	(2)

	Healthcare and Other Insurance(3)	30,480		45,720

	Outplacement	—		6,000

	Stock Awards – Accelerated Vesting	739,891	(4)	920,027	(5)	1,110,822	1,916,142	1,659,918

	Total Benefit Amount	929,249		2,450,027		1,110,822	1,916,142	1,659,918

Michael R. Twyman	Cash Severance	117,990	(1)	1,543,572	(2)

	Healthcare and Other Insurance(3)	28,883		43,325

	Outplacement	—		6,000

	Stock Awards – Accelerated Vesting	701,671	(4)	886,573	(5)	1,053,492	1,844,468	1,588,243

	Total Benefit Amount	848,544		2,479,469		1,053,492	1,844,468	1,588,243

Michael Knowles	Cash Severance	76,110	(1)	917,504	(2)

	Healthcare and Other Insurance(3)	30,698		46,047

	Outplacement	—		6,000

	Stock Awards – Accelerated Vesting	210,069	(4)	375,392	(5)	414,128	768,485	585,461

	Total Benefit Amount	316,877		1,344,943		414,128	768,485	585,461

(1)
In the event of a NEO's termination by the Company without cause, an NEO will be entitled to a number of weeks of base pay determined in accordance with the terms of our Severance Policy, payable in a lump sum. As of September 30, 2019, the NEOs would have been entitled to receive the following number of weeks of base pay under the terms of our Severance Policy: Mr. Feldmann, 21 weeks; Mr. Aga, 12 weeks; Mr. Cole, 16 weeks; Mr. Twyman, 12 weeks; and Mr. Knowles, 12 weeks.

(2)
In the event of a NEO's termination by the Company without cause or by the NEO for good reason, in each case within 3 months before or 24 months after a change in control, an NEO will be entitled to receive a monthly amount for 24 months computed as the immediately preceding five fiscal years' monthly average of salary and bonus for such NEO in accordance with the terms of our Protection Plan, payable in 24 equal monthly installments. As of September 30, 2019, the aggregate cash severance payable under the Protection Plan for each of our NEOs was as follows: Mr. Feldmann, $2,962,262; Mr. Aga, $1,258,514; Mr. Cole, $1,319,402; Mr. Twyman, $1,425,582; and Mr. Knowles, $841,394. The foregoing severance benefits would be paid to an NEO in addition to any amounts payable under the Company's Severance Policy, as described above, in the event his or her employment was terminated without cause. The amounts in this column assume that an NEO was terminated without cause on September 30, 2018, and that a change in control occurred on such date. Accordingly, the amounts payable to each NEO under both the Severance Policy and the Protection Plan are included in this column under the heading "Cash Severance."

(3)
In the event of a NEO's termination by the Company without cause, an NEO will be entitled to medical and dental coverage at the Company's expense for up to 12 months in accordance with the terms of our Severance Policy. The amounts in this column represent 12 months of continued medical and dental coverage for the NEOs. In the event of an NEO's termination by the Company without cause or by the NEO for good reason, in each case within 3 months before or 24 months after a change in control, an NEO will be entitled to continue for 18 months his or her participation in those welfare plans of the Company in which such NEO participated at the time of termination. The amounts in the "After Change in Control Termination w/o Cause or for Good Reason" column represent 18 months of continued medical and dental insurance. In unusual cases, moving of household goods may also be reimbursed by the Company under the Protection Plan. Such amounts cannot be determined at this time.

(4)
In the event of an NEO's involuntary termination without cause or resignation for good reason, the NEO will vest in his or her PRSUs on actual performance for the three-year performance period, with the resulting PRSUs prorated portion of the performance period that elapsed prior

64 \ www.cubic.com/investor-relations

EXECUTIVE COMPENSATION TABLES

  to the date of such termination. With respect to the PRSUs that were scheduled to vest based on the three-year performance period that ended on September 30, 2019, the table reflects the value of the target number of PRSUs pursuant to such awards and no proration has been applied since the assumed date of termination is the last day of the performance period. However, with respect to the PRSUs that were scheduled to vest based upon the three-year performance period that ended on September 30, 2019, the actual performance was less than the threshold performance; consequently, none of such PRSUs ultimately vested. With respect to the PRSUs for which the three-year performance period had not expired on September 30, 2019, the table reflects the value of the "target" number of PRSUs subject to such awards, prorated for the portion of the performance period that elapsed prior to the date of such termination (and, with respect to the 2019-2021 PRSUs, the value does not give effect to any possible relative TSR multiplier, and so is reflected at 100% of "target" levels).

(5)
In the event of an NEO's involuntary termination without cause or resignation for good reason, in each case within 12 months following a change in control, the NEO will vest in all of his or her outstanding RSUs.

(6)
Upon the occurrence of a change in control, the NEOs will vest in the "target" number of shares subject to their outstanding PRSUs (or, with respect to the 2019-2021 PRSUs, if greater, the relative TSR multiplier for the performance period through the date of the change in control). The table reflects the value of the "target" number of PRSUs subject to such awards and, with respect to the 2019-2021 PRSUs, does not give effect to any possible relative TSR multiplier, and so is reflected at 100% of "target" levels.

(7)
Upon the occurrence of an NEO's death, the NEO will vest in (a) all of his or her outstanding RSUs, plus (b) the "target" number of shares subject to his or her outstanding PRSUs prorated for the portion of the performance period that elapsed prior to the date of death (or, with respect to the 2019-2021 PRSUs, all of the "target" PRSUs, without proration).

(8)
Upon the occurrence of an NEO's termination of employment as a result of his or her disability, the NEO will vest in (a) all of his or her outstanding RSUs, plus (b) the NEO will remain eligible to vest in his or her PRSUs on actual performance for the three-year performance period, with the resulting PRSUs prorated for the portion of the performance period that elapsed prior to the date of such termination. The table reflects the value of the "target" number of PRSUs subject to such awards, prorated for the portion of the performance period that elapsed prior to the date of such termination. With respect to the 2019-2021 PRSUs, the value does not give effect to any possible relative TSR multiplier, and so is reflected at 100% of "target" levels.

(9)
On January 6, 2020, Mr. Cole notified the Company of his resignation from his position as Senior Vice President of Cubic and President of Cubic Transportation Systems, effective January 13, 2020.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to the Company's equity compensation plans in effect as of the end of fiscal year 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	709,876	—	1,637,274	(1)

Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	709,876	—	1,637,274	(1)

(1)
Includes 493,137 shares remaining available for issuance under our Employee Stock Purchase Plan as of the end of fiscal year 2019, all of which were eligible to be issued with respect to the then current purchase period that ended on December 31, 2019, pursuant to the terms of our Employee Stock Purchase Plan.

    2020 Notice and Proxy Statement / 65

OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of December 19, 2019 for:

  •
  each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;

  •
  each of our directors and nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares shown below.

For the purpose of calculating the percentage of shares beneficially owned by any shareholder, this table lists applicable percentage ownership based on 31,274,052 shares of common stock outstanding as of December 19, 2019.

Unless otherwise indicated below, the address for each named director and executive officer is c/o Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123.

Name of Beneficial Owner	Shares Beneficially Owned	Percent Owned
5% Shareholders

BlackRock, Inc.(1)	5,096,370	16.3

T. Rowe Price Associates, Inc.(2)	3,644,591	11.7

The Vanguard Group(3)	3,072,888	9.8

State Street Corporation(4)	1,684,548	5.4

Directors and Named Executive Officers

Bradley H. Feldmann(5)	64,589	*

John H. Warner, Jr.(6)	34,050	*

Michael R. Twyman	17,138	*

Bruce G. Blakley(7)	13,210	*

Matthew J. Cole	10,682	*

Steven J. Norris	6,060	*

Maureen Breakiron-Evans(8)	5,071	*

David F. Melcher	5,025	*

Janice M. Hamby	4,903	*

Anshooman Aga(9)	3,574	*

Michael Knowles	1,590	*

Prithviraj Banerjee	1,053	*

Carolyn A. Flowers	500	*

Denise L. Devine	220	*

All directors and executive officers as a group (18 persons)	180,324	*

*
Less than 1%

(1)
As of September 30, 2019 based on information set forth on Form 13F filed with the SEC on November 8, 2019. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

66 \ www.cubic.com/investor-relations

OWNERSHIP OF COMMON STOCK | Beneficial Owners
(2)
As of September 30, 2019 based on information set forth on Form 13F filed with the SEC on November 14, 2019. The address of T. Rowe Price Associates, Inc., is 100 East Pratt Street, Baltimore, MD 21202.

(3)
As of September 30, 2019 based solely on information set forth on Form 13F filed with the SEC on November 14, 2019. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)
As of September 30, 2019 based solely on information set forth on Form 13F filed with the SEC on November 14, 2019. The address of State Street Corporation is One Lincoln Street, Boston, MA, US 02111.

(5)
Includes 33 shares held in the Feldmann Family Trust dated 04/20/12. Mr. Feldmann shares voting and investment powers over such shares as one of the two co-trustees of such trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 3,050 shares held in Mr. Feldmann's IRA, 1,533.8869 shares held indirectly through Mr. Feldmann's 401(k), and 11 shares held by Mr. Feldmann's son, a dependent not living in household (Mr. Feldmann disclaims beneficial ownership of these securities held by his son).

(6)
Includes 17,500 shares held in the John H. Warner, Jr. and Helga M. Warner, UA 12-01-1995 Warner Family Trust account. Dr. Warner shares voting and investment powers over such shares as one of the two co-trustees of such trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Includes 9,125 shares held in the Blakley Living Trust dated 2/9/16. Mr. Blakley has voting and investment power over such shares as the trustee of such trust, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 200 shares held indirectly through Mr. Blakley's IRA account.

(8)
Includes 1,665 shares held in the James L. Evans & Maureen Breakiron-Evans Trust. Ms. Breakiron-Evans has voting and investment power over such shares as the trustee of such trust, and disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(9)
Includes 250.394 shares held indirectly through Mr. Aga's 401(k).

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Related Persons

The Charter of our Executive Compensation Committee requires it to review and approve the compensation of any persons related to any director or executive officer. As a practical matter the Executive Compensation Committee will also review any non-compensation transactions between the Company and its directors, senior officers and their relatives.

Consistent with SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the Company, any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities, an immediate family member of any person described above; and any firm, corporation, or other entity controlled by any person described above.

Each director and executive officer completes an annual questionnaire to identify related interests and persons.

There have been no transactions since the beginning of fiscal year 2019 which were determined by the Executive Compensation Committee to be with related persons required to be disclosed pursuant to SEC regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of SEC Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2019, and written representations received from our directors and officers, no director, officer or beneficial owner of more than 10% of the Common

Stock of the Company failed to file on a timely basis during fiscal year 2019 the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

    2020 Notice and Proxy Statement / 67

PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited the Company's books and records since 1959. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Audit and Compliance Committee recently conducted a competitive selection process to determine the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020. The Committee invited one international public accounting firm to participate in this process in addition to the incumbent, Ernst & Young. As a result of an extensive review process, the Committee approved the continuation of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020.

The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2020. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit and Compliance Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP, our independent auditor, for 2019 and 2018:

	Fiscal Years Ended September 30,

Services Rendered	2019	2018
Audit fees(1)	$3,648,000	$4,988,000

Audit-related fees(2)	138,000	136,000

Tax fees(3)	115,000	172,000

All other fees (4)	7,000	5,000

Total fees	$3,908,000	$5,301,000

(1)
For professional services rendered for the audits of our 2019 and 2018 annual financial statements, the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q, statutory audits of foreign subsidiaries, consultation on accounting matters during fiscal years 2019 and 2018. The audit fees for 2019 are estimated. The final amount of the fees for those services may vary from the estimate provided.

(2)
These fees included due diligence procedures.

(3)
These fees were primarily for foreign tax compliance and consulting as well as consulting regarding U.S. tax reform.

(4)
These fees were for EY online services.

Voting Recommendation
✓ The Board recommends that you vote FOR this proposal.

68 \ www.cubic.com/investor-relations

Other Matters

The Audit and Compliance Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Committee's members, but the decision must be reported to the full Committee at its next scheduled meeting. During fiscal years 2019 and 2018 the Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the Company's annual meeting of shareholders expected to be held in 2021 must be received by the Corporate Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 19, 2020, unless the date of the 2021 annual meeting of shareholders is changed by more than 30 days from the anniversary of the Company's 2020 annual meeting, in which case the deadline for such proposals will be a reasonable time before the Company begins to print and send its proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally, a shareholder must give timely notice to the Corporate Secretary of the

Company. To be timely, such notice must be received by the Company at its principal executive offices not less than 90 days nor more than one hundred 120 days prior to the first anniversary of the preceding year's annual meeting (i.e., not earlier than October 20, 2020 and not later than November 19, 2020 for the 2021 annual meeting of shareholders), provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The bylaws specify the requirements as to form and substance of such shareholder notice. Details of such provisions of the bylaws may be obtained by any shareholder from the Corporate Secretary of the Company.

EXECUTIVE OFFICERS

In addition to Mr. Feldmann, who served as both a director and an executive officer, the following individuals also served as executive officers of Cubic Corporation as of December 19, 2019:

Anshooman Aga, 44.    Mr. Aga is Executive Vice President and Chief Financial Officer ("CFO") of Cubic. He joined Cubic in July 2017 as Executive Vice President and assumed the role of CFO in October 2017. In this role, Mr. Aga is responsible for all aspects of the Company's financial strategies, processes and operations, including corporate development, risk management, investor relations, treasury, and global manufacturing and procurement. Prior to joining Cubic, Mr. Aga served at AECOM since June 2015, where he was senior vice president and CFO of their multi-billion-dollar Design

    2020 Notice and Proxy Statement / 69

and Consulting Services business in the Americas. He also held a series of financial leadership positions at Siemens from July 2006 to May 2015, including CFO of the Energy Automation business based in Nuremburg, Germany from October 2012 to May 2015, in addition to similar CFO roles for Siemen's Rail Electrification and TurboCare business units.

Matthew J. Cole, 40.    Mr. Cole was formerly Senior Vice President of Cubic and President of the companies comprising the CTS segment, a position he held from October 2015 to January 2020. Prior to that he held a variety of increasingly responsible roles at CTS since he joined in 2003, most recently serving as Executive Vice President/Deputy for Strategy, Business Development and Diversification and in key roles worldwide including in Australia and the U.K. Before joining Cubic, Mr. Cole held various financial positions with large public and private companies such as British Airways, Schlumberger, First Choice and Endemol.

Hilary L. Hageman, 51.    Ms. Hageman has served as our Senior Vice President, General Counsel and Corporate Secretary since October 2019. Ms. Hageman previously served as Senior Vice President and Deputy General Counsel for Science Applications International Corporation ("SAIC") from February 2019 to October 2019, and Vice President, Chief Counsel for Cyber Security and Privacy for SAIC from August 2016 to February 2019. Prior to SAIC, Ms. Hageman worked at CACI International Inc. ("CACI") from 2007 to 2016, where she held various senior legal roles, including serving as Vice President and Deputy General Counsel from 2009 to 2016. Prior to joining CACI, Ms. Hageman held various other senior legal counsel roles within the Department of Defense.

Mark A. Harrison, 62.    Mr. Harrison is Senior Vice President and Chief Accounting Officer of Cubic. He was appointed to the position in June 2019. His prior roles at Cubic include, Senior Vice President and Corporate Controller from 2012 to June 2019, Vice President and Corporate Controller from 2004 to June 2012, Vice President—Financial Planning and Accounting from 2000 to 2004, and Assistant Corporate Controller and Director of Financial Planning from 1991 to 2000. Since 1983, Mr. Harrison has held a variety of financial positions with Cubic. From 1980 to 1983 he was a Senior Auditor with Ernst & Young.

Michael Knowles, 52.    Mr. Knowles was named Senior Vice President of Cubic and President of the companies comprising our CGD business segment, as of October 1, 2018. Previously, Mr. Knowles served as Vice President and General Manager of the Air Ranges business unit for CGD since July 2014. In this role, Mr. Knowles was responsible for the strategic direction and business management of air ranges, air training, Air Combat Maneuvering Instrumentation and LVC business initiatives. Before joining Cubic, Mr. Knowles served as the senior director of Air Transport and Mission Solutions at Rockwell Collins where he was employed from 2004 until he joined Cubic. He also held a series of program management and engineering roles at Photon Research Associates and Lockheed Martin. Mr. Knowles also served as a Naval Flight Officer, flight test engineer and aerospace engineering duty officer in the United States Navy where he retired as a Commander.

Grace G. Lee, 52.    Ms. Lee has served as Senior Vice President, Chief Human Resources and Diversity Officer of Cubic since October 2018. Ms. Lee is responsible for the strategic leadership of global human resources for Cubic, including talent acquisition, organizational learning and development, talent management, total rewards and HR systems. She also oversees the development and advancement of the company's diversity strategy. Prior to joining Cubic, Ms. Lee was Senior Vice President of Global Human Resources for Charles River Laboratories, a biotechnology company with employees across the Americas, Europe and Asia-Pacific from June 2016 to October 2018. Ms. Lee was Senior Vice President of Human Resources and Communications for Beckman Coulter from December 2014 to June 2016. She also previously held the top HR role at TTM Technologies and IMI Severe Service. Ms. Lee has led integrations and restructuring through numerous global mergers and acquisitions initiatives. This includes the development of onboarding and integration programs, integration of best practices and establishment of succession and talent development plans for organizations.

Michael R. Twyman, 59.    Mr. Twyman is Senior Vice President of Cubic and President of the companies comprising the CMS segment, a position he has held since May 2016. He joined Cubic as Senior Vice President of air training and secure communications in June 2014. Prior to that he held a variety of executive leadership positions spanning more than 30 years at Northrup Grumman including sector Vice President and General Manager of the defense systems division and Vice President of integrated C3I systems.

Rhys V. Williams, 50.    Mr. Williams is Vice President and Treasurer of Cubic, a position he has held since March 2018. Prior to joining Cubic, Mr. Williams led the treasury function at Ancestry, the largest online resource for family history and consumer genomics, as its Treasurer since October 2013. Prior to that, Mr. Williams was the Director of Treasury from April 2009 to October 2013, at Life Technologies, a biotechnology company which was later acquired by Thermo Fisher Scientific, responsible for overseeing all facets of the capital markets function. He also held treasury and business development roles at Callaway Golf Company, and Gateway, Inc.

70 \ www.cubic.com/investor-relations

ANNUAL REPORT

The Company's Annual Report for the fiscal year ended September 30, 2019 will be sent to shareholders of record on or about January 17, 2020. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of the Company's common stock on the record date may request a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30,

2019, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to:

Cubic Corporation 9333 Balboa Avenue San Diego, California 92123 Attention: Corporate Secretary

SHAREHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and Annual Report to households at which two or more shareholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Company's proxy statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and Annual Reports for each shareholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or Annual Report without charge by sending a written request to Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary. The Company will promptly send additional copies of the proxy statement or Annual Report upon receipt of such request. Shareholders sharing an address that are receiving multiple copies of the proxy statement or Annual Report can request delivery of a single copy of the proxy statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to Cubic Corporation at the address above.

    2020 Notice and Proxy Statement / 71

OTHER MATTERS

The expense of preparing, printing and mailing the proxy materials and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors,

Hilary L. Hageman
Corporate Secretary

January 17, 2020

72 \ www.cubic.com/investor-relations

Cubic Corporation 9333 Balboa Avenue San Diego, California 92123	www.cubic.com

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/16/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/16/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CUBIC CORPORATION KIRSTEN NIELSEN, INVESTOR RELATIONS 9333 BALBOA AVE SAN DIEGO, CA 92123

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

	CONTROL #

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Directors

Nominees

01	Prithviraj Banerjee	02 Bruce G. Blakley		03 Maureen Breakiron-Evans	04 Denise L. Devine	05 Bradley H. Feldmann
06	Carolyn A. Flowers	07 Janice M. Hamby		08 David F. Melcher	09 Steven J. Norris

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2	Advisory vote on named executive officer compensation.				☐	☐	☐

3	Ratification of Ernst & Young LLP as independent registered public accountants for fiscal year 2020.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No		Investor Address Line 1
Investor Address Line 2
Please indicate if you plan to attend this meeting	☐	☐		Investor Address Line 3
Investor Address Line 4

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #		Signature (Joint Owners)	Date

0000434401_1 R1.0.1.18	02 0000000000

Annual Meeting Admission Ticket

Cubic Corporation

Annual Meeting of Shareholders

Cubic Corporation Headquarters

9333 Balboa Avenue

San Diego, CA 92123

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

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CUBIC CORPORATION Annual Meeting of Shareholders February 17, 2020 11:00 AM PST This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bradley H. Feldmann and Anshooman Aga, and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in his discretion on any other matter that may properly come before the meeting all of the shares of Common Stock of CUBIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, PST on February 17, 2020, at 9333 Balboa Avenue, San Diego, CA 92123, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the shareholder(s) and in the discretion of the proxies upon any other matter that may properly come before the meeting or any adjornment or postponement thereof. If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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